As filed with the Securities and Exchange Commission on November 6, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________
Centex Corporation
Centex Trust I
Centex Trust II
(Exact name of registrants as specified in their charters)

Nevada Delaware Delaware (States or other jurisdictions of incorporation or organization)	75-0778259 75-6588651 75-6588652 (I.R.S. Employer Identification Number)

2728 North Harwood Dallas, Texas 75201 (214) 981-5000 (Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Brian J. Woram
Senior Vice President,
Chief Legal Officer and
General Counsel
Centex Corporation
2728 North Harwood
Dallas, Texas 75201
(214) 981-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________
Copy to:
James R. Doty
Geoffrey L. Newton
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
(214) 953-6500
___________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2) (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee (5)
Senior Debt Securities and Subordinated Debt Securities of Centex Corporation
Common Stock, par value $.25 per share, of Centex Corporation (3)
Preferred Stock of Centex Corporation (3)
Depositary Shares of Centex Corporation (3) (6)
Warrants of Centex Corporation
Subscription Rights to Purchase Common Stock or Preferred Stock of Centex Corporation
Stock Purchase Contracts of Centex Corporation (3)
Stock Purchase Units of Centex Corporation (3) (7)
Junior Subordinated Debt Securities of Centex Corporation for issuance directly to Centex Trust I and Centex Trust II
Trust Preferred Securities of Centex Trust I and Centex Trust II
Guarantees of Trust Preferred Securities of Centex Trust I and Centex Trust II

(1)	Securities registered hereunder may be sold separately, together, or in units with other securities registered hereby or other securities.
(2)
There is being registered hereunder such indeterminate number or amount of senior and subordinated debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights, stock purchase contracts, stock purchase units and junior subordinated debt securities of Centex Corporation, and trust preferred securities of Centex Trust I and Centex Trust II as may from time to time be issued at indeterminate prices.  Junior subordinated debt securities may be issued and sold to Centex Trust I and Centex Trust II, in which event such debt securities may later be distributed to the holders of trust preferred securities upon a dissolution of Centex Trust I and Centex Trust II and the distribution of their assets.  Centex Corporation is also registering under this registration statement all guarantees and other obligations that it may have with respect to trust preferred securities that may be issued by Centex Trust I and Centex Trust II.  No separate consideration will be received for the guarantees or any other such obligations.

(3)
In addition to any common stock, preferred stock, or depositary shares that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of common stock, preferred stock and depositary shares as may be issued pursuant to anti-dilution provisions of registered securities, or upon exercise, conversion or exchange of debt securities, preferred stock, depositary shares, warrants or subscription rights, in accordance with the terms of such registered securities, as the case may be.  Separate consideration may or may not be received for any shares of common stock, preferred stock or depositary shares so issued upon exercise, conversion or exchange.  There is also being registered hereunder an indeterminate number of shares of common stock  or other securities as may be issued upon settlement of stock purchase contracts or stock purchase units, as the case may be.

(4)
In accordance with Rule 429 under the Securities Act, the prospectus filed as a part of this registration statement also relates to $750 million of unsold securities previously registered under Registration Statement No. 333-117470 (which includes $500 million of unsold senior medium-term notes, series F and subordinated medium-term notes, series F).

(5)
In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except for $95,025 that was previously paid with respect to unsold securities previously registered with the Securities and Exchange Commission on July 19, 2004 by Centex Corporation on Form S-3 (No. 333-117470).

(6)
If Centex Corporation elects to offer to the public fractional interests in debt securities or shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and debt securities or shares of preferred stock will be issued to the depositary under the deposit agreement.

(7)
Each stock purchase unit consists of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of Centex common stock and (b) either a beneficial interest in trust preferred securities of Centex Trust I or Centex Trust II, debt securities of Centex Corporation or debt obligations of third parties, including U.S. Treasury securities.  Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock.  No separate consideration will be received for the stock purchase contracts.

EXPLANATORY NOTE

The registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

(1)
Debt securities (consisting of senior debt securities and subordinated debt securities), common stock, preferred stock, depositary shares, warrants, subscription rights, stock purchase contracts and stock purchase units of Centex Corporation.

(2)
Trust preferred securities of Centex Trust I or Centex Trust II, junior subordinated debt securities, common stock, stock purchase contracts and stock purchase units of Centex Corporation and guarantees by Centex Corporation of trust preferred securities that may be issued by Centex Trust I and Centex Trust II.

Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings at unspecified aggregate initial offering prices.

PROSPECTUS

Centex Corporation

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
____________

By this prospectus, we may offer from time to time one or more of the securities described in this prospectus separately or together in any combination.

We will provide the specific terms of any securities to be offered in a supplement to this prospectus.  A prospectus supplement may also add, change or update information contained in this prospectus.  You should read this prospectus and any applicable prospectus supplement carefully before you invest.  We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange under the trading symbol “CTX.”
____________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

_____________

The date of this prospectus is November 6, 2008.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  The registration statement also includes a prospectus under which Centex Trust I and Centex Trust II, two of our subsidiaries, may offer from time to time trust preferred securities guaranteed by us, and we may offer our related junior subordinated debt securities and our stock purchase contracts or stock purchase units.  Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings.  This prospectus provides you with a general description of the senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, warrants, subscription rights to purchase common stock or preferred stock, stock purchase contracts and stock purchase units we may offer.  Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.  Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

CENTEX

Through its various subsidiaries, Centex Corporation does business primarily in residential construction and related activities, including mortgage financing.  Any reference in this prospectus to we, us, Centex or our company includes Centex Corporation and its subsidiary companies, unless the context requires otherwise.  We currently operate in two principal lines of business:

●	Home Building
●	Financial Services

Home Building

Our Home Building operations consist of constructing and selling detached and attached single-family homes. The land used for the construction of our homes is acquired through the purchase of finished or partially finished lots and through the purchase of raw land that must be developed. In fiscal year 2008, approximately 80% of the homes closed were single-family, detached homes.

Financial Services

Our Financial Services operations include mortgage lending and other related services for purchasers of homes sold by our homebuilding operations, title agency services and the sale of title insurance.

Other

We include corporate general and administrative expense, including Home Building corporate-related general and administrative expense and interest income, in our Other segment.

Discontinued Operations and Organizational Changes

In September 2008, we sold our property and casualty insurance agency operations, which had previously been included in our Financial Services segment.  Historical operations of our property and casualty insurance operations are not material to our financial performance and, accordingly, have not been reclassified to discontinued operations.

In April 2008, we sold our home services operations, which had previously been included in our Other segment.  We now report the historical financial results of the home services operations as a discontinued operation.

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In March 2007, we sold our construction services operations, which had previously comprised our Construction Services segment.  We now report the historical financial results of the construction services operations as a discontinued operation.

In July 2006, we sold our sub-prime home equity lending operations, which had previously been included in the Financial Services segment.  We now report the historical financial results of the sub-prime home equity lending operations as a discontinued operation.

In September 2005, we sold our international homebuilding operations, which had previously been included in the Home Building segment.  We now report the historical financial results of the international homebuilding operations as a discontinued operation.

Prior to February 2004, the common stock of 3333 Holding Corporation, which we refer to as Holding, and warrants to purchase limited partnership interests in Centex Development Company, L.P., which we refer to as CDC, were traded in tandem with our common stock.  We held an ownership interest in CDC, which we reported on the equity method of accounting as a part of our former investment real estate business segment.  Neither Holding nor CDC were consolidated in our financial statements.  The operations of CDC included homebuilding operations in the United Kingdom.  In February 2004, we acquired Holding and CDC through merger transactions, and the tandem trading arrangement was terminated.  As a result of the merger, the international homebuilding operations of CDC were included in our Home Building segment until the sale of our international homebuilding operations in September 2005.

Prior to January 2004, we were also engaged in the construction products business through our majority equity interest in Centex Construction Products, Inc. (now known as Eagle Materials Inc.), which we refer to as Construction Products.  On January 30, 2004, we spun off to our stockholders our entire equity interest in Construction Products.  We now report the historical financial results of Construction Products as a discontinued operation.

 In June 2003, we spun off to our stockholders substantially all of our manufactured housing operations, which had previously been included in our Other segment.  We now report the historical financial results of manufactured housing operations as a discontinued operation.

Our principal executive office is located at 2728 N. Harwood Street, Dallas, Texas 75201, and our telephone number is (214) 981-5000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer.  As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement, the exhibits and schedules for more information about us and our securities.  The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference each of the following (except to the extent that portions of any Current Report on Form 8-K are furnished and deemed not to be filed):

●	our Annual Report on Form 10-K for the year ended March 31, 2008;

●	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008;

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●
our Current Reports on Form 8-K dated January 29, 2008, January 31, 2008, February 19, 2008, April 1, 2008, April 30, 2008, May 13, 2008, May 22, 2008, July 15, 2008, July 29, 2008, October 1, 2008, October 14, 2008 and October 28, 2008; and

●
the description of our common stock, par value $0.25 per share, contained in our Registration Statement on Form 8-A dated October 28, 1971 and Form 8 dated November 11, 1971, as such forms may be amended to update such description.

We also incorporate by reference any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, with the exception of any documents furnished and deemed not to be filed.

You may request a copy of these filings at no cost, by contacting our Corporate Communications office at (214) 981-6503; by writing to Centex Corporation, Investor Relations, P. O. Box 199000, Dallas, Texas 75219; or via email at ir@centex.com.  In addition, all filings with the SEC, news releases and quarterly earnings announcements, including live audio and replays of recent quarterly earnings webcasts, can be accessed free of charge on our web site (www.centex.com).  We make our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available on our web site as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.  To retrieve any of this information, go to www.centex.com, select “Investors” and select “SEC Filings.”  The reference to our web site is merely intended to suggest where additional information may be obtained by investors, and, except as specifically stated above, the materials and other information presented on our web site are not incorporated in and should not otherwise be considered part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Various sections contained or incorporated by reference in this prospectus and the accompanying prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the context of the statement and generally arise when we are discussing our beliefs, estimates or expectations.  These statements are not historical facts or guarantees of future performance but instead represent only our belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of our control.  Actual results and outcomes may differ materially from what we express or forecast in these forward-looking statements.  All forward-looking statements made in this prospectus are made as of the date hereof and all forward-looking statements made in any prospectus supplement are made as of the date thereof, and the risk that actual  results will differ materially from expectations expressed in this prospectus and any prospectus supplement will increase with the passage of time.  We undertake no duty to update any forward-looking statement to reflect future events or changes in our expectations.

A discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward looking statements is included in Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 (which is incorporated into this prospectus and any applicable prospectus supplement by reference) and updated discussions of such risks and uncertainties may be included in our reports for subsequent periods.  See “Where You Can Find More Information” for information about how to obtain copies of these reports.  In addition, please see the risk factors described in any applicable prospectus supplement.

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USE OF PROCEEDS

Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes.  These purposes may include any one or more of the following:

●	repayments or refinancing of debt;

●	working capital;

●	capital expenditures;

●	acquisitions; or

●	repurchases or redemption of securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended September 30,				Fiscal Years Ended March 31, (1)
	2008		2007		2008		2007		2006		2005		2004
Total Enterprise	0.0	x	0.0	x	0.0	x	1.30	x	6.68	x	6.71	x	6.43	x
Coverage Deficiency	$229,565		$1,207,003		$2,693,532

Total Enterprise (with Financial Services operations reflected on the equity method)	0.0	x	0.0	x	0.0	x	1.12	x	7.88	x	7.21	x	6.21	x
Coverage Deficiency	$191,818		$1,168,719		$2,556,712
________________
(1)
The ratios presented in this table have been adjusted to reflect our former home services operations (sold in April 2008), construction services operations (sold in March 2007), sub-prime home equity lending operations (sold in July 2006), international homebuilding operations (sold in September 2005), construction products operations (spun off in January 2004) and manufactured housing operations (spun off in June 2003) as discontinued operations.

These computations include Centex Corporation and, except as otherwise noted, our subsidiaries, and 50% or less owned companies.  For these ratios, fixed charges include:

●	interest expense and amortization of debt discount; and

●	an interest factor attributable to rentals.

Earnings include the following components:

●
earnings from continuing operations before income taxes, cumulative effect of a change in accounting principle and minority interests in the income of consolidated subsidiaries, and adjusted for undistributed income and loss from equity investments;

●	interest capitalized during the period;

●	fixed charges as defined above, but excluding interest capitalized; and

●	amortization of interest capitalized.

To calculate the ratio of earnings to fixed charges or coverage deficiencies, as applicable, with Financial Services operations reflected on the equity method, the applicable interest expense, including an interest factor attributable to rentals, was deducted from the fixed charges and the applicable earnings (loss) were deducted from the earnings (loss) amount.  The amount of interest expense, including an interest factor attributable to rentals, deducted in each period was approximately $57.0 million, $94.8 million, $68.8 million, $34.7 million and $24.9 million for the years ended March 31, 2008, 2007, 2006, 2005, and 2004, and $9.1 and $39.3 million for the six months ended September 30, 2008 and 2007.  The amount of earnings (loss) deducted in each period was approximately $(136.8) million, $87.1 million, $87.9 million, $98.4 million, and $169.5 million for the years ended March 31, 2008, 2007, 2006, 2005, and 2004, and $(37.7) million and $(38.3) million for the six months ended September 30, 2008 and 2007.

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The ratios in the table above with Financial Services operations reflected on the equity method are presented only to provide investors an alternative method of measuring our ability to utilize earnings from our other business segments to cover our fixed charges related to these business segments.  The principal reasons why we present these computations are as follows:

●
our Financial Services subsidiaries operate in a distinctly different financial environment that generally requires less equity to support their higher debt levels compared to the operations of our other subsidiaries;

●	our Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and

●	Centex Corporation has limited obligations with respect to the indebtedness of our Financial Services subsidiaries.

Management uses this information in its financial and strategic planning.  We also use this presentation to allow investors to compare us to homebuilders that do not have financial services operations.

DESCRIPTION OF DEBT SECURITIES

Any debt securities that we offer will be our direct unsecured general obligations.  These debt securities will be either senior debt securities or subordinated debt securities and will be issued under one or more separate indentures between us and U.S. Bank National Association, as trustee.  A debt security is considered “senior” or “subordinated” depending on how it ranks in relation to our other debt.  Senior debt securities will generally rank equal to our other senior debt and unsubordinated debt.  Holders of our subordinated debt securities will only be entitled to payment after we pay our senior debt, including our senior debt securities.

Any senior debt securities that we offer will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture.  Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.

We have summarized the material provisions of the indentures in this section, but this is only a summary.  The senior indenture and the subordinated indenture have been filed with the SEC and are incorporated by reference in our registration statement that contains this prospectus.  See “Where You Can Find More Information.”  You should read the indentures for provisions that may be important to you.  You should review the applicable indenture for additional information before you buy any debt securities.  Capitalized terms used in the following summary have the meanings specified in the indentures unless otherwise defined below.

General Information About the Debt Securities

Because we are a holding company and all operations are conducted by our subsidiaries, holders of our debt securities will generally have a junior position to claims of creditors and certain security holders of our subsidiaries, including trade creditors, debt holders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders.  Certain of our operating subsidiaries, principally our Financial Services operations, have ongoing corporate debt programs used to finance their business activities.  As of September 30, 2008, our subsidiaries had approximately $315.5 million principal amount of outstanding debt (including certain guaranteed debt of our joint ventures).  Moreover, our ability to pay principal and interest on our debt securities is, to a large extent, dependent upon our receiving dividends, interest or other amounts from our subsidiaries.  The indentures under which the debt securities are to be issued do not contain any limitation on our ability to incur additional debt or on our subsidiaries’ ability to incur additional debt to us or to unaffiliated third parties.  In addition, we borrow funds from and lend funds to our subsidiaries from time to time to manage our working capital needs and for other general corporate purposes.  Our indebtedness to our subsidiaries will rank equally in right of payment to our senior debt securities and senior in right of payment to our subordinated debt securities.

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A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

●	the title, type and amount of the debt securities;

●	whether the debt securities are senior or subordinated debt securities;

●	the total principal amount and priority of the debt securities;

●	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

●	the dates on which the principal of the debt securities will be payable;

●	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

●	any optional or mandatory redemption provisions;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	any index used to determine the amount of payments of principal of and any premium, if any, and interest on the debt securities and the manner in which the amounts will be determined;

●	the terms of any right to convert or exchange debt securities into or for shares of our common stock or other securities or property;

●	any provisions granting special rights to holders when a specified event occurs;

●	any changes to or additional events of default or covenants;

●	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

●	any other terms of the debt securities.

None of the indentures limits the amount of debt securities that may be issued.  Each indenture allows debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered, bearer, coupon or global form.

We may issue debt securities at a price less than the stated principal amount payable upon maturity.  We refer to these securities as original issue discount securities.  These securities provide that upon redemption or acceleration of the stated maturity, an amount less than the amount payable upon the stated maturity, determined in accordance with the terms of the debt securities, will become due and payable.  Specific United States federal income tax considerations applicable to original issue discount securities will be described in any applicable prospectus supplement.

In addition, specific United States federal income tax or other considerations applicable to any debt securities denominated other than in United States dollars, and to any debt securities which provide for application of an index to determine principal and interest, will be described in any applicable prospectus supplement.

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Covenants Included in the Indentures

Under the indentures, we will:

●	pay the principal, interest and any premium on the debt securities when due;

●	maintain a place of payment;

●	deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and

●	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Payment of Principal, Interest and Premium; Transfer of Securities

Unless we designate otherwise, we will pay principal, interest and any premium on fully registered securities in Dallas, Texas.  We will make payments by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.  We will make debt securities payments in other forms at a place we designate and specify in a prospectus supplement.  You may transfer or exchange fully registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without having to pay any service charge except for any tax or governmental charge.

Specific Characteristics of Our Debt Securities

Senior Debt Securities

Generally, the senior debt securities issued under the senior indenture will rank equally with all of our other senior debt and unsubordinated debt.  All series of senior debt securities issued under the senior indenture will rank equally in right of payment with each other and with our other senior debt. Any additional senior debt securities we may issue will rank equally in right of payment with the senior debt securities offered and sold under this prospectus and the related prospectus supplement.  Further, the senior indenture does not prohibit us from issuing additional senior debt securities.  Any senior debt securities issued pursuant to the senior indenture will be senior in right of payment to our subordinated debt securities.

Subordinated Debt Securities

The subordinated debt securities that may be offered will have a junior position to all of our senior debt.  Under the subordinated indenture, payment of the principal of, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt.

Except in certain circumstances, the subordinated indenture prohibits us from making any payment of principal of, premium, if any, or interest on, or sinking fund requirements for, any subordinated debt securities:

●	if we fail to pay the principal of, interest, any premium or any other amounts on any senior debt when due; or

●	if there is any default relating to certain senior debt beyond the period of grace, unless and until the default on the senior debt is cured or waived.

The subordinated indenture does not limit the amount of senior debt that we may incur.  All series of subordinated debt securities that may be offered will rank equally in right of payment with each other and with any other subordinated debt that ranks on a parity with the subordinated debt securities.

Except in certain circumstances, upon any distribution of our assets in connection with any dissolution, winding up, liquidation, reorganization, bankruptcy or other similar proceeding relative to us or our property, the holders of all senior debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest due on the senior debt before the holders of any subordinated debt securities are entitled to receive any payment of the principal of and premium, if any, or interest on any subordinated debt securities.  Because of this subordination, if we become insolvent, our creditors who are not holders of senior debt may recover less, ratably, than holders of senior debt.

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Under the subordinated indenture, “senior indebtedness” of Centex Corporation includes (1) indebtedness of Centex for borrowed money (other than the subordinated debt securities issued under the subordinated indenture), any guarantee by Centex of indebtedness of another person for borrowed money, capitalized lease obligations of Centex, indebtedness under any performance or payment bond issued in connection with any construction contract to which Centex is or was a party and indebtedness incurred or guaranteed by Centex in connection with the acquisition of any property, asset or business, unless, in each such case, it is provided that such indebtedness or obligation ranks on a parity with or is subordinated to the subordinated debt securities, and (2) any other liability or obligation of Centex that, when created or incurred, is specifically designated as senior indebtedness with respect to the subordinated debt securities.  As noted above, any borrowings by Centex from its subsidiaries will be included within the definition of senior indebtedness.  The aggregate principal amount of Centex’s senior indebtedness at September 30, 2008 was approximately $3.1 billion.  Centex had no subordinated debt outstanding at September 30, 2008.

Global Certificates

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depository identified in a prospectus supplement.

The specific terms of the depository arrangements with respect to any debt securities of a series will be described in a prospectus supplement.

Unless otherwise specified in a prospectus supplement, debt securities issued in the form of a global certificate to be deposited with a depository will be represented by a global certificate registered in the name of the depository or its nominee.  Upon the issuance of a global certificate in registered form, the depository for the global certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global certificate to the accounts of institutions that have accounts with the depository or its nominee.  The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.  Ownership of beneficial interests in a global certificate will be limited to participants or persons that may hold interests through participants.  Ownership of beneficial interests by participants in a global certificate will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the global certificate.  Ownership of beneficial interests in a global certificate by persons that hold through participants will be shown on, and the transfer of that ownership interest within the participant will be effected only through, records maintained by the participant.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form.  These limits and laws may impair the ability to transfer beneficial interests in a global certificate.

So long as the depository for a global certificate in registered form, or its nominee, is the registered owner of the global certificate, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities of the series represented by the global certificate for all purposes under the indentures. Generally, owners of beneficial interests in a global certificate will not be entitled to have debt securities of the series represented by the global certificate registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders of the global certificate under the applicable indenture.

Payment of principal of, premium, if any, and any interest on debt securities of a series registered in the name of or held by a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner or the holder of a global certificate representing the debt securities.  None of Centex, the trustee, any paying agent, or the applicable debt security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate for the debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

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We expect that the depository for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global certificate, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global certificate as shown on the records of the depository.  We also expect that payments by participants to owners of beneficial interests in a global certificate held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and the payments will be the responsibility of the participants.  However, we have no control over the practices of the depository and/or the participants and there can be no assurance that these practices will not be changed.

Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depository.

Unless otherwise stated in any prospectus supplement, The Depository Trust Company, New York, New York will act as depository.  Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by The Depository Trust Company and its participants.

Events of Default

“Event of default” when used in an indenture will mean any of the following:

●	failure to pay the principal of or any premium on any debt security when due;

●	failure to deposit any sinking fund payment when due;

●	failure to pay when due interest on any debt security for 30 days;

●	failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

●	certain events of bankruptcy, insolvency or reorganization of Centex; and

●	any other event of default included in any indenture or supplemental indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture.  The trustee may withhold notice to the holders of a series of debt securities of any default in respect of such series, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the debt securities of the series may declare the entire principal of that series due and payable immediately.  If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can rescind and void the declaration.  The trustee will not be charged with knowledge of any event of default other than our failure to make principal and interest payments unless actual written notice is received by the trustee.

The indentures limit the right to institute legal proceedings.  No holder of any debt securities will have the right to bring a claim under an indenture unless:

●	the holder has given written notice of default to the trustee;

●
the holders of not less than 25% of the aggregate principal amount of debt securities of a particular series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as it may require;

●	the trustee has not commenced an action within 60 days of receipt of that notice and indemnification; and

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●
no direction inconsistent with the request to bring a claim has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the debt securities of the series then outstanding.

Subject to applicable law and any applicable subordination provisions, the holders of debt securities may enforce payment of the principal of, premium, if any, or interest on, their debt securities.  No holder of debt securities of a particular series has the right to prejudice the rights or obtain priority or preference over the rights of any other holder of debt securities of that series.

The holders of a majority of the aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee.  The trustee, however, may decline to follow that direction if, being advised by counsel, the trustee determines that the action is not lawful.  In addition, the trustee may refuse to act if it in good faith determines that the action would unduly prejudice the holders of the debt securities not taking part in the action or would impose personal liability on the trustee.

Each indenture provides that, in case an event of default in respect of a particular series of debt securities has occurred, the trustee is to use the degree of care of a prudent man in the conduct of his own affairs.  Subject to those provisions, the trustee is under no obligation to exercise any of its rights or power under the indentures at the request of any of the holders of the debt securities of a particular series unless they have furnished to the trustee security or indemnity in reasonable amounts against the costs, expenses and liabilities which may be incurred by the trustee.

We will be required to furnish to the trustee an annual statement as to the fulfillment by Centex of all of our obligations under the relevant indenture.

Defeasance of Debt Securities

We will be discharged from our obligations on the debt securities of any series at any time we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series.  If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of destroyed, lost, stolen or mutilated debt securities.

Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities.  Each holder might be required to recognize a gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust.  Holders might be required to include as income a different amount than would be includable without the discharge.  We urge you to consult your tax adviser as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

Consolidation, Merger or Sale of Centex

Each indenture generally permits us to consolidate or merge with another corporation.  The indentures also permit us to sell all or substantially all of our property and assets.  If this happens, the remaining or acquiring corporation will assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities of each series outstanding and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the indentures.  The remaining or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indenture.  Thereafter, the successor corporation may exercise our rights and powers under any indenture, in our name or in its own name.  Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor corporation.

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Modification of the Indentures

Under each indenture we may modify rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.  We cannot, however, modify the principal or interest payment terms, or reduce the percentage required for modification, against any holder without its consent.  We may also enter into supplemental indentures with the trustee, without obtaining the consent of the holders of any series of debt securities, to cure any ambiguity or to correct or supplement any provision of an indenture or any supplemental indenture which may be defective or inconsistent with any other provision, to pledge any property to or with the trustee or to make any other provisions with respect to matters or questions arising under the indentures, provided that such action does not adversely affect the interests of the holders of the debt securities.  We may also enter into supplemental indentures without the consent of holders of any series of debt securities to set forth the terms of additional series of debt securities, to evidence the succession of another person to our obligations under the indenture or to add to our covenants.

Certificates and Opinions to be Furnished to Trustee

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every time we ask the trustee to take action under such indenture, we must provide a certificate of certain of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, all conditions precedent to such action have been complied with.

Report to Holders of Debt Securities

We will provide audited financial statements annually to holders of debt securities.  The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as trustee, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

The Trustee

U.S. Bank National Association, whose Corporate Trust Office is located at 14241 Dallas Parkway, Suite 490, Dallas, Texas 75254, is the trustee under the subordinated indenture and the senior indenture.  U.S. Bank National Association serves as trustee with respect to senior notes issued pursuant to our senior note programs, all issued under the senior indenture, and serves as trustee with respect to subordinated notes which may be issued from time to time under the subordinated indenture.

The trustee is permitted to engage in other transactions with us.  If the trustee acquires any conflicting interest, however, it must eliminate that conflict or resign as indenture trustee within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless that default has been cured, waived or otherwise eliminated within the 90-day period.

Centex and its affiliates maintain other banking relationships in the ordinary course of business with the trustee and its affiliates, including those where the trustee or one of its affiliates serves as trustee.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series.  The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of that series.

Each indenture contains limitations on the right of the trustee, in the event that the trustee becomes our creditor, to obtain payment of its claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Ratings of Our Debt Securities By Rating Agencies

Particular series of debt securities may be rated by one or more nationally recognized statistical rating agencies.  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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Method for Calling Meetings of the Holders of Debt

Each indenture contains provisions describing how meetings of the holders of debt securities of a series may be convened.  A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of a series.  A notice of the meeting must always be given in the manner described under “—Notices to Holders of Debt Securities” below.  Generally speaking, except for any consent that must be given by all holders of a series as described under “—Modification of the Indentures” above, any resolution presented at a meeting of the holders of a series of debt securities may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series, unless the indenture allows the action to be voted upon to be taken with the approval of the holders of a different specific percentage of principal amount of outstanding debt securities of a series.  In that case, the holders of outstanding debt securities of at least the specified percentage must vote in favor of the action.  Any resolution passed or decision taken at any meeting of holders of debt securities of any series in accordance with the applicable indenture will be binding on all holders of debt securities of that series, unless, as discussed in “—Modification of the Indentures” above, the action is only effective against holders that have approved it.  The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding debt securities of a series.

Governing Law

Each indenture and each series of debt securities will be governed by and construed in accordance with the laws of the State of Texas.

Notices to Holders of Debt Securities

Notices to holders of debt securities of a series will be mailed to the addresses of the holders listed in the senior debt security register or the subordinated debt security register, as applicable.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of:

●	300,000,000 shares of common stock, par value $.25 per share; and

●	5,000,000 shares of preferred stock issuable in series.

We have summarized selected aspects of our capital stock below.  The summary is not complete.  For a complete description, you should refer to our Articles of Incorporation and By-laws, both of which are exhibits to the registration statement of which this prospectus is part.

Common Stock

Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors.  The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.  In addition, certain rights of holders of common stock may be adversely affected by the rights of holders of any preferred stock that we may issue in the future.  For information regarding restrictions on payments of dividends or such other limitations on the rights of common stockholders, see the prospectus supplement applicable to any issuance of common or preferred stock.

Common stockholders are entitled to one vote for each share held on all matters submitted to them.  The common stock does not have cumulative voting rights.  Thus, a stockholder is not entitled to a number of votes equal to his shares multiplied by the number of directors to be elected and to divide his votes among the candidates in any way he chooses.

If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

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All issued and outstanding shares of common stock are fully paid and nonassessable.  Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

The common stock is listed on the New York Stock Exchange and trades under the symbol “CTX.”

Preferred Stock

Our board of directors can, without action by stockholders, issue one or more classes or series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations.  In some cases, the issuance of preferred stock could delay or discourage a change in control of our company.

We have summarized the material provisions of the preferred stock in this section. This summary is not complete. We will file the full provisions governing any preferred stock with the SEC before we issue any of it, and you should read any such provisions that may be important to you.

The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

●	the title of the preferred stock;

●	the maximum number of shares of the series;

●	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

●	any liquidation preference;

●	any redemption provisions;

●	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

●	any terms for the conversion or exchange of the preferred stock for other securities of our company or any other entity;

●	any voting rights; and

●	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Any shares of preferred stock we issue will be fully paid and nonassessable.

We do not have any outstanding shares of preferred stock at the date of this prospectus.

Anti-Takeover Provisions

The provisions of Nevada law and our Articles of Incorporation and By-laws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. The affirmative vote of the holders of two-thirds or more of the voting power of shares entitled to vote in the election of directors is required to remove a director.

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Fair Price Provision

Our Articles of Incorporation contain a fair price provision. Certain transactions involving our company and an interested stockholder (described below), or an affiliate thereof, require the approval of both the holders of at least 66⅔% of our outstanding voting stock and the holders of a majority of our outstanding voting stock not owned by the interested stockholder.  An “interested stockholder” is any person who is the holder of 20% or more of our outstanding voting stock, is an affiliate of Centex Corporation or at any time within the two-year period prior to the transaction owned 20% or more of our outstanding voting stock, or is a transferee of any voting stock owned by an interested stockholder at any time within the two-year period prior to the transaction (except pursuant to a public offering).  Transactions with an interested stockholder requiring such approval include certain mergers, consolidations, reclassifications or recapitalizations, asset dispositions and stock issuances valued at $40 million or more, the adoption of any plan of liquidation or dissolution proposed by an interested stockholder, and any series of transactions or any agreement that would result in any of the foregoing.  The voting requirements do not apply, however, if the “disinterested directors,” as defined in our Articles of Incorporation, approve the transaction, or the transaction meets other specified fair price conditions.

Liability of Our Directors and Officers

Pursuant to Nevada law, our directors and officers will not be individually liable to Centex Corporation or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

●	his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

●	his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws, state or federal environmental laws or certain specified provisions of Nevada law.

Director Nominations

Our stockholders can nominate candidates for our board of directors if the stockholders follow the advance notice procedures described in our By-laws.

Generally, stockholders must submit a nomination at least 90 days prior to the anniversary of the preceding year’s annual meeting. Stockholder nominations to be acted on at a special meeting of the stockholders will generally need to be submitted by the later of 60 days prior to the date of the meeting or ten days after public disclosure was made of the date of the meeting.  The notice must include the name and address of, and the number and type of shares owned by, both the stockholder (and, if applicable, the beneficial owner on whose behalf or at whose request the nomination is being brought) and the person to be nominated, the age and occupation of the person to be nominated, a representation that the stockholder is the holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting, a description of any arrangements or understandings with respect to the nomination of directors that exist between the stockholder (or beneficial owner) and any other person, other information about the stockholder (or beneficial owner) and the nominee as may be required by the SEC and the consent of the nominee to serve as a director if elected.  The stockholder (or if applicable, the beneficial owner on whose behalf or at whose request the nomination is being sought) must also disclose any interests that the stockholder (or beneficial owner) has in any derivative instruments, arrangements or fees that allow the stockholder (or beneficial owner) to profit from any increase or decrease in value of the Centex shares or to vote any shares of any security of Centex, and any rights to receive dividends that are separated or could be separated from the Centex shares.  The notice must also include a description of all monetary and other arrangements and relationships between the stockholder (or beneficial owner) and the nominee or his or her affiliates and associates.  The nominee must also complete a questionnaire and a written statement (the forms of which will be provided by the Secretary of Centex upon request).  In the written statement the nominee must state that the nominee will, if elected, not have any conflicts of interest that would prevent the nominee from performing the duties of a director and will comply with all of Centex’s corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines.  In any instance in which a stockholder must disclose information to comply with these procedures, the same information must be disclosed for any people or entities affiliated with the stockholder.

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This is the only procedure for stockholders to make nominations for directors.  Director nominations that are late or that do not include all required information may be rejected.  This could prevent stockholders from making nominations for directors.

Our stockholders can propose business to be acted upon at an annual meeting of stockholders by following the advance notice procedures described in our Bylaws.

Generally, stockholders must submit notice of a business proposal at least 90 days prior to the anniversary of the preceding year’s annual meeting.  The notice must include a brief description of the business to be brought before the meeting and the reasons for conducting it at the annual meeting, and the name and address of, and the number and type of shares owned by, the stockholder giving notice (and, if applicable, the beneficial owner on whose behalf or at whose request the matter is being brought), a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting and a description of all arrangements or understandings such stockholder (or beneficial owner) has relating to such business and any material interest of the stockholder (or beneficial owner).  The stockholder (or if applicable, the beneficial owner on whose behalf or at whose request the nomination is being sought) must also disclose any interests that the stockholder (or beneficial owner) has in any derivative instruments, arrangements or fees that allow the stockholder (or beneficial owner) to profit from any increase or decrease in value of the Centex shares or to vote any shares of any security of Centex, and any rights to receive dividends that are separated or could be separated from the Centex shares.  This is the only procedure for stockholders to submit business before an annual meeting.  In any instance in which a stockholder must disclose information to comply with these procedures, the same information must be disclosed for any people or entities affiliated with the stockholder.

If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, such business shall not be transacted.

Nevada Anti-takeover Statutes

We are subject to provisions of Nevada law that provide that an acquiring person who acquires a controlling interest (as described below) in a corporation may exercise voting rights on any control shares (as described below) only if these voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at an annual or special meeting.  If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, any of our stockholders who did not vote in favor of authorizing voting rights for the control shares are entitled to payment for the fair value of his or her shares.

A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise voting power in an election of directors that falls into at least one of the following three categories:

●	at least 1/5 but not more than 1/3 of the voting power;

●	at least 1/3 but not more than a majority of the voting power; or

●	a majority of the voting power.

“Control shares” are outstanding voting shares that a person, together with persons acting in association with such person:

●	acquires or offers to acquire in an acquisition of a controlling interest; and

●	acquired during the 90-day period before such person acquired or offered to acquire a controlling interest.

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In addition, Nevada law restricts our ability to engage in any combination (described below) with an interested stockholder (described below) for a period of three years following the time that the stockholder became an interested stockholder, unless the combination or the transaction by which the stockholder became interested is approved by our board of directors prior to the time the stockholder became interested. Nevada law also prohibits us from engaging in any combination with an interested stockholder after the three-year period following the time that such stockholder became an interested stockholder unless the fair price provision in our Articles of Incorporation is complied with and at least one of the following requirements is complied with:

●	the combination or transaction by which the stockholder became interested is approved by the board of directors prior to the time the stockholder became interested;

●
pursuant to our Articles of Incorporation, the combination is approved both by the affirmative vote of least 66⅔% of the holders of the outstanding voting stock and the majority of the holders of the voting stock that is not owned by the interested stockholder, at a meeting held three years or more following the date such stockholder became interested; or

●	the combination meets the criteria of Nevada corporate statutes mandating “fair price” requirements.

A “combination” generally includes certain mergers, consolidations, reclassifications, recapitalizations, asset dispositions and stock issuances involving or proposed by an interested stockholder (or affiliate thereof), the adoption of any plan of liquidation or dissolution proposed by an interested stockholder, and the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through Centex.

An “interested stockholder” is a person who is:

●	the beneficial owner of 10% or more of our voting shares; or

●	an affiliate or associate of Centex and, at any time within the three-year period prior to the date in question, was the beneficial owner of 10% or more of our voting shares.

Our Articles of Incorporation and By-laws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board and to discourage some types of transactions that may involve actual or threatened change of control of our company.  These provisions are also designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the potential restructuring or sale of all or a part of our company.  However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company.  They may also have the effect of preventing changes in our management.

Other Provisions

Our Articles of Incorporation and By-laws also provide that:

●	special meetings of stockholders may only be called by the chairman of the board of our board of directors or a majority of our board of directors;

●	stockholders may act only at an annual or special meeting and not by written consent;

●	a 66⅔% vote of the outstanding voting stock is required for the stockholders to amend our By-laws; and

●
a 66⅔% vote of the outstanding voting stock is required for the stockholders to amend the prohibition in our Articles of Incorporation on stockholders’ ability to call a special meeting and a 66⅔% vote of both our outstanding voting stock and a majority of the voting stock held by disinterested stockholders is required to amend the fair price provision in our Articles of Incorporation.

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Transfer Agent and Registrar

BNY Mellon Shareholder Services, LLC is our transfer agent and registrar.

DESCRIPTION OF DEPOSITARY SHARES

General

We may elect to offer depositary shares (either separately or together with other securities) representing fractional interests in our debt securities or our preferred stock, which are called depositary shares.  If we decide to do so, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, a share of a particular series of preferred stock, or a combination thereof, as specified in the applicable prospectus supplement.  The owner of a depositary share will be entitled, in proportion to the applicable fractional interest of the debt security or share of preferred stock underlying that depositary share, to all rights and preferences of the debt security or preferred stock underlying that depositary share.  These rights may include dividend, voting, redemption and liquidation rights.

We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary selected by us, which we will name in the applicable prospectus supplement.  The depositary will be a bank or trust company with its principal office in the United States and will have combined capital and surplus of at least $50,000,000.  Unless otherwise provided in the applicable prospectus supplement, the depositary will be the transfer agent, registrar and dividend dispersing agent for the depositary shares.  Holders of depositary receipts agree to be bound by the deposit agreement, which may require holders to take certain actions such as filing proof of residence and paying certain charges to the depositary.

The description of our depositary shares in this prospectus is a summary.  When we offer to sell depositary shares, we will summarize in a prospectus supplement the particular terms of such depositary shares and the applicable deposit agreement that we believe will be the most important to your decision to invest in such depositary shares.  As the terms of such depositary shares may differ from the summary in this prospectus, the summary in this prospectus is subject to and qualified by reference to the summary in such prospectus supplement, and you should rely on the summary in such prospectus supplement instead of the summary in this prospectus if the summary in such prospectus supplement is different from the summary in this prospectus.  However, you should keep in mind that it is the actual depositary shares, the deposit agreement, the indenture (in the case of depositary shares representing fractional interests in debt securities), or the Articles of Incorporation or By-laws (in the case of depositary shares representing fractional interests in preferred stock), and not the summaries in this prospectus or the prospectus supplement, that define your rights as a holder of such depositary shares.  There may be other provisions of these documents that are of interest to you.  The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K (or by a post-effective amendment to the registration statement that includes this prospectus) prior to our offering of the depositary shares, and you should read such documents carefully for provisions that may be important to you.  See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution.  If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Redemption

If a debt security or series of preferred stock underlying the depositary shares is subject to redemption, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption.  The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock.  Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the debt securities or shares of preferred stock redeemed.  If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

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Conversion or Exchange of Preferred Stock

If the deposited preferred stock is convertible into or exchangeable for other securities, the following will apply.  The depositary shares, as such, will not be convertible into or exchangeable for such other securities.  Rather, any holder of the depositary shares may surrender the related depositary receipts, together with any amounts payable by the holder in connection with the conversion or the exchange, to the depositary with written instructions to cause conversion or exchange of the preferred stock represented by the depositary shares into or for such other securities.  If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Liquidation Preference of Preferred Stock

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share representing a fractional share of preferred stock will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Exercise of Rights under the Indenture or Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of interests in deposited preferred stock are entitled to vote or of any request for instructions or directions from a holder of interests in deposited debt securities, the depositary will mail the record holders the information contained in that notice.  Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares.  The record date for the depositary shares will be the same date as the record date for the debt securities or for the preferred stock.  The depositary will try, as far as practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions.  We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so.  The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock represented by your depositary shares if it does not receive specific instructions from you.

Withdrawal of Preferred Stock

Unless we say otherwise in a prospectus supplement, owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares.

Unless we say otherwise in a prospectus supplement, partial or fractional shares of preferred stock will not be issued.  Holders of preferred stock that has been withdrawn from the depositary will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for such preferred stock.

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Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us.  However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares.

The deposit agreement will terminate if:

●
All outstanding depositary shares have been redeemed or converted into or exchanged for any other securities into or for which the underlying debt security or preferred stock is convertible or exchangeable; or

●
There has been a complete repayment or redemption of the debt securities, a complete redemption of the preferred stock, or a final distribution of the preferred stock in connection with our dissolution, and such repayment, redemption or distribution has been made to all the holders of depositary shares.

The deposit agreement may be terminated by us upon not less than 60 days’ notice whereupon the depositary shall deliver or make available to each holder of depositary shares, upon surrender of the depositary receipts held by such holder, the number of whole or fractional shares (if we permit fractional shares) of preferred stock or the applicable principal amount of debt securities represented by such receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement.  We will also pay charges of the depositary in connection with:

●	the initial deposit of the debt securities or preferred stock;

●	the initial issuance of depositary shares; and

●	any repayment or redemption of the debt securities or preferred stock.

Holders of depositary receipts will pay all transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their depositary shares.  If these charges have not been paid, the depositary may:

●	refuse to transfer depositary shares;

●	withhold dividends and distributions; and

●	sell the depositary shares evidenced by a depositary receipt.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us.  We may also remove the depositary at any time.  Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment.  The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal.  The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of debt securities or preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement.  The obligations of the depositary and our obligations  under the deposit agreement will be limited to performance in good faith of our duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished.  Further, both of us may rely upon:

●	written advice of counsel or accountants;

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●	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

●	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Material United States federal income tax considerations applicable to depositary shares will be discussed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities.  Warrants sold with other securities may be attached to or separate from the other securities.  We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering.  These terms will include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●
the designation, number and terms of the debt securities, common stock, preferred stock, or other securities purchasable upon exercise of the warrants and procedures by which the number of these securities may be  adjusted;

●	the exercise price of the warrants;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	any terms relating to the modification of the warrants; and

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description of any warrants in the prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

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The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF STOCK PURCHASE
CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock or preferred stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates, which we refer to herein as “stock purchase contracts.”  The price per share of common stock or preferred stock and number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract together with either our debt securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts, which we refer to herein as “stock purchase units.”  The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.  The stock purchase contracts may also require us to make periodic payments to the holders of the stock purchase units or vice-versa and such payments may be unsecured or prefunded on some basis.

The prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units.  The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.  Material United States federal income tax considerations applicable to the stock purchase contracts or the stock purchase units will also be discussed in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the offered securities from time to time in and outside the United States (a) to or through underwriters or dealers, (b) through agents, (c) in “at the market offerings” in accordance with Rule 415(a)(4) to or through a market maker or into an existing trading market, on an exchange, or otherwise, (d) directly to purchasers, including our affiliates through a specific bidding or auction process, or otherwise, or (e) through a combination of any of these methods. Each time the securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the terms of the offering;

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the purchase price of the securities from us;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any discounts, concessions, commissions and other items constituting compensation required by the underwriters, dealers or agents;

●	any initial public offering price;

●	any securities exchange or market on which the securities may be listed; and

●	the anticipated date of delivery of the securities.

Sale through Underwriters or Dealers

 If we use underwriters in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale such as market prices prevailing at the time of the sale, prices related to such prevailing market prices or at negotiated prices.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

 During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, the underwriters may discontinue them at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

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Direct Sales and Sales through Agents

We may solicit directly offers to purchase the securities, and we may sell the securities directly to purchasers without the involvement of agents, underwriters or dealers.  We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will describe the terms of any direct sale or sale through agents.  If applicable, we will also name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

 If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions and Hedging

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions.  If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others, subject to applicable legal requirements.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties.  Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL OPINIONS

Brian J. Woram, Esq., our Senior Vice President, Chief Legal Officer and General Counsel, will issue an opinion about the legality of the offered securities.  As of October 31, 2008, Mr. Woram beneficially owned 94,553 shares of our common stock (of which 51,078 shares are unvested restricted stock) and held options to purchase an additional 274,888 shares of our common stock, of which options covering 201,961 shares were exercisable.  If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

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EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2008, and the effectiveness of our internal control over financial reporting as of March 31, 2008, as set forth in their reports, which are incorporated by reference in this registration statement.  Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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PROSPECTUS

Centex Corporation

Junior Subordinated Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units

CENTEX TRUST I
CENTEX TRUST II

Trust Preferred Securities fully and unconditionally guaranteed, as described herein, by Centex Corporation
____________

The Trusts

Centex Trust I and Centex Trust II are subsidiaries of Centex Corporation.  They exist for the purpose of issuing trust preferred securities.

The Offering

By this prospectus, we may offer from time to time one or more of the securities described in this prospectus separately or together in any combination.

Trust Preferred Securities

The trusts may offer from time to time trust preferred securities representing undivided beneficial interests in the assets of the issuing trust. The trusts will use the proceeds from the sale of their preferred securities to purchase Centex’s junior subordinated debt securities.  The trust preferred securities may be convertible into Centex’s shares.

Debt Securities

Centex may offer from time to time its junior subordinated debt securities to the trusts. These debt securities will be unsecured and subordinate and junior in right of payment to Centex’s senior debt.  These junior subordinated debt securities may be distributed to holders of the trust preferred securities if and when a trust is dissolved.  The debt securities may be convertible into Centex’s shares.

Guarantee

Centex will guarantee on a subordinated basis the trusts’ payment obligations on the trust preferred securities as described in this prospectus and the prospectus supplement.

Stock Purchase Contracts and Stock Purchase Units

Centex may issue stock purchase contracts obligating holders to purchase from Centex a specified number of shares of common stock in the future.  The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase common stock under the stock purchase contracts.

We will provide the specific terms of any securities to be offered in a supplement to this prospectus.   A prospectus supplement may also add, change or update information contained in this prospectus.  You should read this prospectus and any applicable prospectus supplement carefully before you invest.  We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange under the trading symbol “CTX.”
____________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.
____________

The date of this prospectus is November 6, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process.  The registration statement also includes a prospectus under which Centex may offer from time to time its senior debt securities, subordinated debt securities, shares of common stock or preferred stock, depositary shares, warrants and stock purchase contracts or stock purchase units.  Under the shelf process, we may offer any combination of the securities described in these two prospectuses in one or more offerings.  This prospectus provides you with a general description of the trust preferred securities, the junior subordinated debt securities, the common stock into which the trust preferred securities or the debt securities may be convertible or which may be issued pursuant to Centex’s stock purchase contracts and stock purchase units, and Centex’s guarantees.  Each time we use this prospectus to offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.  Please carefully read this prospectus and the prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not included separate financial statements of the trusts in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

●	neither trust has any operating history or independent operations; and

●
neither trust is engaged in, nor will it engage in, any activity other than issuing preferred and common securities, investing in and holding Centex’s junior subordinated debt securities and engaging in related activities.

Furthermore, Centex’s obligations under the junior subordinated debt securities, the associated indenture, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.

CENTEX

Through its various subsidiaries, Centex Corporation does business primarily in residential construction and related activities, including mortgage financing.  Any reference in this prospectus to we, us, Centex or our company includes Centex Corporation and its subsidiary companies, unless the context requires otherwise.  We currently operate in two principal lines of business:

●	Home Building
●	Financial Services

Home Building

Our Home Building operations consist of constructing and selling detached and attached single-family homes. The land used for the construction of our homes is acquired through the purchase of finished or partially finished lots and through the purchase of raw land that must be developed. In fiscal year 2008, approximately 80% of the homes closed were single-family, detached homes.

Financial Services

Our Financial Services operations include mortgage lending and other related services for purchasers of homes sold by our homebuilding operations, title agency services and the sale of title insurance.

Other

We include corporate general and administrative expense, including Home Building corporate-related general and administrative expense and interest income, in our Other segment.

Discontinued Operations and Organizational Changes

In September 2008, we sold our property and casualty insurance agency operations, which had previously been included in our Financial Services segment.  Historical operations of our property and casualty insurance operations are not material to our financial performance and, accordingly, have not been reclassified to discontinued operations.

In April 2008, we sold our home services operations, which had previously been included in our Other segment.  We now report the historical financial results of the home services operations as a discontinued operation.

In March 2007, we sold our construction services operations, which had previously comprised our Construction Services segment.  We now report the historical financial results of the construction services operations as a discontinued operation.

In July 2006, we sold our sub-prime home equity lending operations, which had previously been included in the Financial Services segment.  We now report the historical financial results of the sub-prime home equity lending operations as a discontinued operation.

In September 2005, we sold our international homebuilding operations, which had previously been included in the Home Building segment.  We now report the historical financial results of the international homebuilding operations as a discontinued operation.

Prior to February 2004, the common stock of 3333 Holding Corporation, which we refer to as Holding, and warrants to purchase limited partnership interests in Centex Development Company, L.P., which we refer to as CDC, were traded in tandem with our common stock.  We held an ownership interest in CDC, which we reported on the equity method of accounting as a part of our former investment real estate business segment.  Neither Holding nor CDC were consolidated in our financial statements.  The operations of CDC included homebuilding operations in the United Kingdom.  In February 2004, we acquired Holding and CDC through merger transactions, and the tandem trading arrangement was terminated.  As a result of the merger, the international homebuilding operations of CDC were included in our Home Building segment until the sale of our international homebuilding operations in September 2005.

Prior to January 2004, we were also engaged in the construction products business through our majority equity interest in Centex Construction Products, Inc. (now known as Eagle Materials Inc.), which we refer to as Construction Products.  On January 30, 2004, we spun off to our stockholders our entire equity interest in Construction Products.  We now report the historical financial results of Construction Products as a discontinued operation.

In June 2003, we spun off to our stockholders substantially all of our manufactured housing operations, which had previously been included in our Other segment.  We now report the historical financial results of manufactured housing operations as a discontinued operation.

Our principal executive office is located at 2728 N. Harwood Street, Dallas, Texas 75201, and our telephone number is (214) 981-5000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer.  As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement, the exhibits and schedules for more information about us and our securities.  The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference each of the following (except to the extent that portions of any Current Report on Form 8-K are furnished and deemed not to be filed):

●	our Annual Report on Form 10-K for the year ended March 31, 2008;

●	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008;

●
our Current Reports on Form 8-K dated January 29, 2008, January 31, 2008, February 19, 2008, April 1, 2008, April 30, 2008, May 13, 2008, May 22, 2008, July 15, 2008, July 29, 2008, October 1, 2008, October 14, 2008 and October 28, 2008; and

●
the description of our common stock, par value $0.25 per share, contained in our Registration Statement on Form 8-A dated October 28, 1971 and Form 8 dated November 11, 1971, as such forms may be amended to update such description.

We also incorporate by reference any future filings we may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, with the exception of any documents furnished and deemed not to be filed.

You may request a copy of these filings at no cost, by contacting our Corporate Communications office at (214) 981-6503; by writing to Centex Corporation, Investor Relations, P. O. Box 199000, Dallas, Texas 75219; or via email at ir@centex.com.  In addition, all filings with the SEC, news releases and quarterly earnings announcements, including live audio and replays of recent quarterly earnings webcasts, can be accessed free of charge on our web site (www.centex.com).  We make our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available on our web site as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.  To retrieve any of this information, go to www.centex.com, select “Investors” and select “SEC Filings.”  The reference to our web site is merely intended to suggest where additional information may be obtained by investors, and, except as specifically stated above, the materials and other information presented on our web site are not incorporated in and should not otherwise be considered part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Various sections contained or incorporated by reference in this prospectus and the accompanying prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the context of the statement and generally arise when we are discussing our beliefs, estimates or expectations.  These statements are not historical facts or guarantees of future performance but instead represent only our belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of our control.  Actual results and outcomes may differ materially from what we express or forecast in these forward-looking statements.  All forward-looking statements made in this prospectus are made as of the date hereof and all forward-looking statements made in any prospectus supplement are made as of the date thereof, and the risk that actual  results will differ materially from expectations expressed in this prospectus and any prospectus supplement will increase with the passage of time.  We undertake no duty to update any forward-looking statement to reflect future events or changes in our expectations.

A discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward looking statements is included in Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 (which is incorporated into this prospectus and any applicable prospectus supplement by reference) and updated discussions of such risks and uncertainties may be included in our reports for subsequent periods.  See “Where You Can Find More Information” for information about how to obtain copies of these reports.  In addition, please see the risk factors described in any applicable prospectus supplement.

USE OF PROCEEDS

Except as otherwise provided in the related prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes.  These purposes may include any one or more of the following:

●	repayments or refinancing of debt;

●	working capital;

●	capital expenditures;

●	acquisitions; or

●	repurchases or redemption of securities.

Each trust will use all proceeds from the sale of the trust preferred securities and the common securities to purchase Centex’s junior subordinated debt securities.  Except as may be otherwise described in the applicable prospectus supplement, Centex expects to use the net proceeds from the sale of such junior subordinated debt securities to the trusts for the above purposes.

ACCOUNTING TREATMENT RELATING TO TRUST PREFERRED SECURITIES

The financial statements of any trust issuing securities will be consolidated with our financial statements.  Our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our junior subordinated debt securities and will specify the designation, principal amount, interest rate and maturity date of the junior subordinated debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended September 30,				Fiscal Years Ended March 31, (1)
	2008		2007		2008		2007		2006		2005		2004
Total Enterprise	0.0	x	0.0	x	0.0	x	1.30	x	6.68	x	6.71	x	6.43	x
Coverage Deficiency	$229,565		$1,207,003		$2,693,532

Total Enterprise (with Financial Services operations reflected on the equity method)	0.0	x	0.0	x	0.0	x	1.12	x	7.88	x	7.21	x	6.21	x
Coverage Deficiency	$191,818		$1,168,719		$2,556,712
________________
(1)
The ratios presented in this table have been adjusted to reflect our former home services operations (sold in April 2008), construction services operations (sold in March 2007), sub-prime home equity lending operations (sold in July 2006), international homebuilding operations (sold in September 2005), construction products operations (spun off in January 2004) and manufactured housing operations (spun off in June 2003) as discontinued operations.

These computations include Centex Corporation and, except as otherwise noted, our subsidiaries, and 50% or less owned companies.  For these ratios, fixed charges include:

●	interest expense and amortization of debt discount; and

●	an interest factor attributable to rentals.

Earnings include the following components:

●
earnings from continuing operations before income taxes, cumulative effect of a change in accounting principle and minority interests in the income of consolidated subsidiaries, and adjusted for undistributed income and loss from equity investments;

●	interest capitalized during the period;

●	fixed charges as defined above, but excluding interest capitalized; and

●	amortization of interest capitalized.

To calculate the ratio of earnings to fixed charges or coverage deficiencies, as applicable, with Financial Services operations reflected on the equity method, the applicable interest expense, including an interest factor attributable to rentals, was deducted from the fixed charges and the applicable earnings (loss) were deducted from the earnings (loss) amount.  The amount of interest expense, including an interest factor attributable to rentals, deducted in each period was approximately $57.0 million, $94.8 million, $68.8 million, $34.7 million and $24.9 million for the years ended March 31, 2008, 2007, 2006, 2005, and 2004, and $9.1 and $39.3 million for the six months ended September 30, 2008 and 2007.  The amount of earnings (loss) deducted in each period was approximately $(136.8) million, $87.1 million, $87.9 million, $98.4 million, and $169.5 million for the years ended March 31, 2008, 2007, 2006, 2005, and 2004, and $(37.7) million and $(38.3) million for the six months ended September 30, 2008 and 2007.

The ratios in the table above with Financial Services operations reflected on the equity method are presented only to provide investors an alternative method of measuring our ability to utilize earnings from our other business segments to cover our fixed charges related to these business segments.  The principal reasons why we present these computations are as follows:

●
our Financial Services subsidiaries operate in a distinctly different financial environment that generally requires less equity to support their higher debt levels compared to the operations of our other subsidiaries;

●	our Financial Services subsidiaries have structured their financing programs substantially on a stand-alone basis; and

●	Centex Corporation has limited obligations with respect to the indebtedness of our Financial Services subsidiaries.

Management uses this information in its financial and strategic planning.  We also use this presentation to allow investors to compare us to homebuilders that do not have financial services operations.

THE TRUSTS

Each of the trusts is created under the Delaware Statutory Trust Act and is governed by a declaration of trust among the trustees of each trust and Centex.  Each declaration will be amended and restated in substantially the form incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.  Each amended and restated declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

We have summarized selected provisions of the declarations below.  This summary is not complete. For a complete description, we encourage you to read the applicable form of declaration, which we have filed with the SEC.  Please read “Where You Can Find More Information.”

The address of the principal office of each trust is 2728 North Harwood Street, Dallas, Texas 75201, and the telephone number of each trust at that address is (214) 981-5000.

Securities of Each Trust

When a trust issues its trust preferred securities, you and the other holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of the trust.  Unless otherwise disclosed in the applicable prospectus supplement, Centex or one of its subsidiaries will acquire all of the issued and outstanding common securities of each trust.  The trust preferred securities will be substantially identical to the common securities and will rank equally with the common securities, except that:

●
if an event of default under the declaration of trust occurs and is continuing, the holders of trust preferred securities will have the right to receive payments before the holders of the common securities receive payments; and

●	the holders of common securities have the exclusive right to appoint, remove or replace the trustees and to increase or decrease the number of trustees.

 Each trust will exist primarily for the purposes of:

●	issuing its preferred and common securities;

●	investing the proceeds from the sale of its securities in Centex’s junior subordinated debt securities; and

●	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding Centex’s junior subordinated debt securities.

The rights of the holders of the trust preferred securities of a trust, including economic rights, rights to information and voting rights, will be contained in and governed by the applicable declaration of trust, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

Powers and Duties of Trustees

The number of trustees of each trust will initially be five.  Three of the trustees will be individuals who are officers or employees of Centex.  The fourth trustee will be The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, National Association), which will serve as the property trustee under the declaration of trust for purposes of the Trust Indenture Act of 1939.  The fifth trustee will be BNY Mellon Trust of Delaware, which has its principal place of business in the State of Delaware.

The property trustee will own and hold for your benefit Centex’s junior subordinated debt securities purchased by a trust.  The property trustee will also:

●	generally exercise the rights, powers and privileges of a holder of the junior subordinated debt securities;

●	maintain exclusive control of a segregated non-interest bearing bank account to hold all payments on the debt securities; and

●	promptly make distributions to the holders of the trust securities out of funds from the property account.

The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, National Association), acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939.

Because Centex or one of its subsidiaries will own all of the common securities of each trust, Centex or that subsidiary will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees.  In most cases, there will be at least five trustees.  The term of a trust will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the applicable declaration of trust.

The duties and obligations of the trustees of a trust will be governed by the declaration of that trust, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

Books and Records

The books and records of each trust will be maintained at the principal office of the trust and will be open for inspection by each holder of trust preferred securities of the trust or any authorized representative for any purpose reasonably related to the holder’s interest in the trust during normal business hours.

The Property Trustee

The property trustee, for the benefit of the holders of the trust preferred securities, generally will exercise all rights under the applicable indenture for the holders of the junior subordinated debt securities deposited in the trust as trust assets, including the right to enforce Centex’s obligations under the junior subordinated debt securities upon the occurrence of an event of default under the junior subordinated debt indenture.

If Centex extends the interest payment period for the related junior subordinated debt securities held by a trust and, as a result, the trust does not make distributions, the property trustee will not be able to enforce the payment of distributions on the trust preferred securities until an event of default under the declaration of trust has occurred.  If an event of default under the declaration of trust has occurred and is continuing, then the holders of at least a majority of outstanding trust preferred securities of a trust may direct the property trustee for such trust or the guarantee trustee, as the case may be, to enforce the available remedies under the related declaration of trust and trust preferred securities guarantee.  If the property trustee fails to enforce its rights under the applicable series of junior subordinated debt securities, you, or any other holder of trust preferred securities, may provide written notice to the property trustee that you, or any other holder of trust preferred securities, will enforce those rights and, 30 days after submitting that request, you, or any other holder of trust preferred securities, may, to the fullest extent permitted by law, enforce those rights directly against Centex without first instituting any legal proceeding against the property trustee or any other person.

If an event of default under the applicable declaration of trust has occurred and is continuing and results from Centex’s failure to make payments on the applicable series of junior subordinated debt securities when due, then you, or any other holder of trust preferred securities, may directly institute a proceeding to enforce payment of the principal of, any premium or interest on or any additional amounts payable with respect to the applicable series of junior subordinated debt securities in an amount corresponding to the aggregate liquidation amount of your or their trust preferred securities, respectively. If you, or any other holder of trust preferred securities, bring any such direct action, Centex will be subrogated to your or their rights under the applicable declaration of trust to the extent of any payment made by Centex to you, or to any other holder of trust preferred securities, respectively. Except as expressly provided in the preceding sentences or in the applicable prospectus supplement, neither you, nor any other holder of trust preferred securities, will be able to exercise directly any other remedy available to the holders of the applicable series of junior subordinated debt securities.

Events of Default

If an event of default under the junior subordinated debt indenture occurs and is continuing, an event of default under the related declaration of trust will occur and be continuing. In that case, each declaration of trust provides that the holders of common securities will waive any such event of default under such declaration of trust until all events of default under such declaration of trust relating to the trust preferred securities of the trust have been cured, waived or otherwise eliminated.  Until all such events of default under such declaration of trust relating to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities, and only the holders of the trust preferred securities will have the right to direct the property trustee as to some matters under such declaration of trust and under the indenture relating to the junior subordinated debt securities.

If the holders of the trust preferred securities of a trust waive any event of default under the declaration of trust as provided in the declaration, the holder of the common securities will also be bound by the waiver without any further act, vote or consent.  The property trustee will notify you of any notice of default relating to the debt securities, unless such default has been cured before the giving of such notice or the property trustee in good faith determines that the withholding of such notice is in your interests.

Debts and Obligations

In each declaration of trust, Centex has agreed to pay all debts and obligations, other than payments on the related trust preferred securities, and all costs and expenses of the applicable trust, including the fees and expenses of its trustees and any taxes and all costs and expenses of the trust.  Centex will not pay withholding taxes of the trusts except to the extent we describe in the prospectus supplement.  Centex’s obligations under each declaration of trust will benefit, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed whether or not such creditor has received notice of Centex’s contractual obligation.  Any such creditor may enforce these obligations directly against Centex, and Centex has irrevocably waived any right or remedy to require that any such creditor take any action against any trust or any other person before proceeding against Centex.  Centex will be subrogated to all rights of a trust relating to any amounts paid to any creditor by Centex.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

Terms

The terms of the trust preferred securities will include those stated in the amended and restated declarations of trust and those made a part of such declarations by the Trust Indenture Act of 1939. For a complete description of the trust preferred securities, we encourage you to read the prospectus supplement and the amended and restated declaration of trust, a form of which we have filed with the SEC.  Please read “Where You Can Find More Information.”

Centex will guarantee the trust preferred securities on a subordinated basis to the extent described under “Description of the Trust Preferred Securities Guarantees.”

The prospectus supplement relating to trust preferred securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

●	the designation of the trust preferred securities;

●	the number of trust preferred securities issued by the trust;

●
the annual distribution rate, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

●	whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;

●	the amounts that will be paid out of the assets of the trust to the holders of trust preferred securities upon dissolution, winding-up or termination of the trust;

●	any repurchase or redemption provisions;

●	any voting rights of the trust preferred securities in addition to those required by law;

●	terms for any conversion or exchange of the trust preferred securities into other securities;

●	any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and

●	any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

We also will describe in the prospectus supplement the material United States federal income tax considerations applicable to any offering of trust preferred securities.

Voting

You will have limited voting rights, relating only to the modification of the trust preferred securities and the exercise of a trust’s rights as holder of the junior subordinated debt securities and the trust preferred securities guarantee.  You will not be able to appoint, remove or replace trustees or to increase or decrease the number of trustees, because these rights will be vested exclusively in the holder of the common securities of the trust.

Distributions

Under each declaration, the property trustee must make distributions on the trust preferred securities of a trust to the extent that the property trustee has cash on hand in the applicable property account to permit such payment.  The only funds available for distribution to the holders of the trust preferred securities of a trust will be those received by the property trustee on the junior subordinated debt securities.  If Centex does not make payments on the junior subordinated debt securities, the property trustee will not make corresponding distributions on the trust preferred securities.  Under each declaration, if and to the extent Centex does make payments on the junior subordinated debt securities, the property trustee will be obligated to make distributions on the trust preferred securities and common securities of such trust on a pro rata basis.

Centex will guarantee payment of distributions on the preferred securities of a trust as and to the extent described under “Description of the Trust Preferred Securities Guarantees.”  A preferred securities guarantee covers distributions and other payments on the applicable trust preferred securities only if and to the extent that Centex has made a payment to the property trustee on the applicable junior subordinated debt securities.  If an event of default under the related declaration has occurred and is continuing, any funds available to make payments will be paid first to you and the other holders of the trust preferred securities pro rata based on the aggregate liquidation amount of trust preferred securities held by you and other holders in relation to the aggregate liquidation amount of all the outstanding trust preferred securities. In that case, the holder of common securities of a trust would receive payments only after satisfaction of all amounts owed to the holders of trust preferred securities.

 Record Holders

 The trustees of a trust may treat the registered owners of the trust preferred securities as the holders for purposes of receiving distributions and for all other purposes.  Trust preferred securities will be issued in fully registered form.  Unless we inform you otherwise in a prospectus supplement, trust preferred securities will be represented by one or more global certificates registered on the books and records of such trust in the name of a depositary or its nominee.  Under each declaration:

●
the trust and its trustees will be entitled to deal with the depositary for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related declaration.  Except for provisions in the related declaration dealing with the issuance of definitive certificates representing the trust preferred securities, the trust and its trustees will not have any obligation to persons owning a beneficial interest in trust preferred securities registered in the name of and held by the depositary or its nominee; and

●
the rights of beneficial owners of trust preferred securities will be exercised only through the depositary and will be limited to those established by law and agreements with the depositary and/or its participants.

The depositary will receive all notices and communications to, and all distributions on, trust preferred securities that are registered in the name of and held by a depositary or its nominee.  Centex will disclose in the applicable prospectus supplement the specific terms of the depositary arrangement for the trust preferred securities of a trust and any additional rights and limitations of owners of beneficial interests in the global junior subordinated debt securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Centex will fully and unconditionally guarantee on a subordinated basis payments on the trust preferred securities as described in this section.  The guarantees cover the following payments:

●	periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

●	payments on redemption of trust preferred securities of each trust out of funds held by the property trustee of the trusts; and

●	payments on liquidation of each trust out of legally available funds held by the trust.

 The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, National Association), as guarantee trustee, will hold the guarantees for the benefit of the holders of trust preferred securities.

We have summarized selected provisions of the guarantees below.  This summary is not complete. For a complete description, we encourage you to read the guarantee agreement, a form of which we have filed with the SEC.  Please read “Where You Can Find More Information.”

Centex will irrevocably and unconditionally agree to pay you in full the following amounts to the extent not paid by the trust:

●
any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that Centex has made corresponding payments on the junior subordinated debt securities to the property trustee of the trust; and

●	payments upon the dissolution, winding-up or termination of the trust equal to the lesser of:

•
the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments; and

•	the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

Centex will not be required to make these liquidation payments if:

●	the trust distributes the junior subordinated debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

●	the trust redeems the trust preferred securities in full upon the maturity or redemption of the junior subordinated debt securities.

Centex may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of trust preferred securities or to the guarantee trustee for remittance to the holders or by causing the applicable trust to make the payment to them.

Each guarantee is a guarantee from the time of issuance of the applicable series of trust preferred securities. The guarantees only cover, however, distributions and other payments on trust preferred securities if and to the extent that Centex has made corresponding payments on the junior subordinated debt securities to the applicable property trustee.  If Centex does not make those corresponding payments on the junior subordinated debt securities, the trust will not have funds available for payments and the trustee will not make distributions or other payments on the trust preferred securities.

Centex’s obligations under the declaration of trust for each trust, the guarantees, the junior subordinated debt securities and the associated indenture taken together will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

Covenants of Centex

In each guarantee, Centex will agree that, as long as any trust preferred securities issued by the applicable trust are outstanding, Centex will not make the payments and distributions described below if:

●	it is in default on its guarantee payments or other payment obligations under the related guarantee;

●	any event of default under the applicable declaration of trust has occurred and is continuing; or

●	Centex has elected to defer payments of interest on the related junior subordinated debt securities by extending the interest payment period and that deferral period is continuing.

In these circumstances, Centex will agree that it will not:

●	declare or pay any dividends on its capital stock or redeem, purchase, acquire or make a distribution or liquidation payment with respect to its capital stock other than:

•	dividends or distributions in its shares of capital stock or options, warrants or rights to subscribe for or purchase shares of its common stock;

•	transactions relating to a shareholders’ rights plan;

•	as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock;

•	the payment of accrued dividends and the purchase of fractional share interests upon conversion or exchange of its capital stock; or

•	purchases of its shares of common stock related to benefit plans, dividend reinvestment plans or stock purchase plans;

●	make any payments on or repay, repurchase or redeem any debt security that ranks equally with or junior to the junior subordinated debt securities; or

●
make any guarantee payments on any guarantee by Centex of the debt securities of any of its subsidiaries, other than a payment under a guarantee related to a series of the trust preferred securities, if that guarantee ranks equally with or junior to the junior subordinated debt securities.

In addition, as long as trust preferred securities issued by any trust are outstanding, Centex will agree that it will:

●	remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust;

●	permit the common securities of that trust to be transferred only as permitted by the declaration of trust; and

●
use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of junior subordinated debt securities to the holders of trust preferred securities as provided in the declaration of trust, in which case the trust would be dissolved.

Amendments and Assignment

Centex and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders of the trust preferred securities in any material respect.  In all other cases, Centex and the guarantee trustee may amend each guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.  The manner in which Centex will obtain that approval will be described in the prospectus supplement.

Centex may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving Centex permitted under the indenture governing the junior subordinated debt securities.

Termination of the Guarantee

A guarantee will terminate upon:

●	full payment of the redemption price of all trust preferred securities of the applicable trust;

●
distribution of the junior subordinated debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and common securities of that trust in exchange for all the securities issued by that trust; or

●	full payment of the amounts payable upon liquidation of that trust.

Each guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

Centex’s obligation under each guarantee to make guarantee payments will be:

●	unsecured;

●	subordinated and junior in right of payment to all other liabilities of Centex, including the debt securities and guarantees relating to those liabilities; and

●	senior to all of Centex’s capital stock.

Centex’s obligations under each guarantee will rank equally with obligations under other guarantee agreements that Centex may enter into from time to time if both:

●	the guarantee agreements provide for comparable guarantees by Centex of payment on preferred securities issued by other trusts or financing vehicles of Centex; and

●	the debt relating to those preferred securities is unsecured indebtedness of Centex.

Centex’s obligations under each guarantee will be effectively junior to all debt and preferred stock of its subsidiaries. By your acceptance of the trust preferred securities, you agree to the subordination provisions and other terms of the related guarantee.

Each guarantee will be deposited with the guarantee trustee to be held for your benefit.  The guarantee trustee will have the right to enforce the guarantee on your behalf.  In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust who have posted satisfactory security and indemnity will have the right to direct the time, method and place of:

●	conducting any proceeding for any remedy available to the applicable guarantee trustee; or

●	exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

Each guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against Centex to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

If the guarantee trustee fails to enforce the guarantee or Centex fails to make a guarantee payment, you may institute a legal proceeding directly against Centex to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

Centex will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantees.

Duties of Guarantee Trustee

The guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee.  The guarantees do not contain any implied covenants.  If a default occurs on a guarantee, the guarantee trustee will be required to use the same degree of care and skill in exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.  The guarantee trustee will exercise any of its rights or powers under the applicable guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is furnished security and indemnity satisfactory to it.

Governing Law

New York law will govern the guarantees.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

Centex may issue to one or more trusts from time to time one or more series of junior subordinated debt securities under an indenture, dated as of November 14, 2000, between it and The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, National Association) (successor to The Chase Manhattan Bank), as indenture trustee.  The indenture does not limit the amount of junior subordinated debt securities that Centex may issue under the indenture or the amount of additional debt that Centex or any of its subsidiaries may incur.  Centex will issue only one series of junior subordinated debt securities to each trust.

We have summarized selected provisions of the indenture and the junior subordinated debt securities below.  This summary is not complete.  For a complete description, we encourage you to read the indenture, which we have filed with the SEC.  Please read “Where You Can Find More Information.”

Ranking

The junior subordinated debt securities will be the unsecured junior subordinated obligations of Centex. In any liquidation, reorganization or insolvency proceeding involving Centex, the rights of Centex and its creditors, including the holders of junior subordinated debt securities, will be effectively junior to the claims of holders of any debt or preferred stock of Centex’s subsidiaries. For a more detailed description of the subordination provisions of the junior subordinated debt securities, please read “Subordination” below.

Subsequent Distribution to Holders of Trust Securities

If Centex issues junior subordinated debt securities to a trust in connection with the issuance of trust preferred securities and common securities by that trust, those junior subordinated debt securities subsequently may be distributed to the holders of the trust preferred securities and common securities either:

●	upon the dissolution of the trust; or

●	upon the occurrence of events that we will describe in the prospectus supplement.

Terms

The prospectus supplement will include specific terms relating to the junior subordinated debt securities. These terms will include some or all of the following:

●	the designation of the securities;

●	the total principal amount of the securities;

●	the purchase price of and any premium on the securities;

●	the date or dates, if any, on which the principal of the securities will be payable and the right to shorten, extend or defer the dates;

●	the interest rate, whether fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;

●	any right to extend or defer the interest payment periods and the duration of the extension;

●	whether interest payments will be cumulative and compounding and, if so, the dates from which interest payments will be so cumulative or compounded;

●	any provisions for redemption;

●	any provisions that would obligate Centex to redeem or purchase the securities;

●	any provisions for exchange, conversion or prepayment of the securities;

●	whether and under what circumstances Centex will pay any additional amounts on the securities and whether Centex will have the option to redeem the securities rather than pay the additional amounts;

●	the form of the securities;

●	any changes or additions to the events of default or covenants described in this prospectus;

●	whether Centex will issue the securities in the form of one or more global securities and the identity of any depositary;

●	the places where you can receive any payments on the securities, present the securities for registration of transfer or exchange and make any notices and demands to Centex concerning the securities;

●	the portion of the principal amount of the securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

●	any additional means of defeasance of the securities, any additional conditions or limitations to defeasance of the securities or any changes to those conditions or limitations; and

●	the identity of any paying agent.

Unless we inform you otherwise in the prospectus supplement, Centex will issue the junior subordinated debt securities:

●	in United States dollars;

●	in fully registered form; and

●	without coupons.

Holders of junior subordinated debt securities may present them for exchange and for transfer as described in the indenture and the prospectus supplement. Centex will not charge a service charge for any registration of transfer or exchange of the debt securities. Centex may, however, require the payment of any tax or other governmental charge payable for that registration.

Centex may sell the junior subordinated debt securities at a discount, which may be substantial, below their stated principal amount. These junior subordinated debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

Subordination

Payment of principal of and any premium and interest on the junior subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt of Centex.

The indenture generally provides that no payment of principal of or any premium or interest on the junior subordinated debt securities may be made if Centex fails to pay the principal, premium, interest or any other amounts on any senior debt when due, whether at maturity or acceleration of maturity. This restriction on payment will continue until the default has been cured or waived or has ceased to exist or until Centex has discharged or paid the senior debt in full.

If the maturity of the junior subordinated debt securities is accelerated, Centex will make no payments on those debt securities until the holders of all senior debt are paid all principal, premium and interest then due in full, including any amounts due upon acceleration. If Centex pays any amount or distributes any assets to creditors in a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, all senior debt will be paid first before any payment is made on the junior subordinated debt securities.

The subordination does not affect Centex’s obligation, which is absolute and unconditional, to pay, when due, principal of and premium, if any, and interest on the junior subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the indenture.

The indenture will not limit the amount of senior debt that Centex may incur.  As a result of the subordination of the junior subordinated debt securities, if Centex became insolvent, holders of junior subordinated debt securities may receive less on a proportionate basis than other Centex creditors.

Unless we inform you otherwise in the prospectus supplement, the term “senior debt” means the principal of and any premium and interest on “debt” of Centex, but excludes any debt that:

●	is without recourse; or

●	states that it is subordinated to or ranks equal with the junior subordinated debt securities.

Unless we inform you otherwise in the prospectus supplement, the term “debt” means:

●	indebtedness for borrowed money;

●	obligations evidenced by bonds, debentures, notes or similar instruments;

●	undrawn obligations relating to letters of credit or similar instruments, other than standby letters of credit and bid or performance bonds issued in the ordinary course of business;

●
reimbursement obligations relating to drawn letters of credit and similar instruments described in the preceding item if the drawing is reimbursed within 30 business days following demand for reimbursement;

●	obligations to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

●	capitalized lease obligations;

●	debt of a third party secured by a lien on any asset of Centex;

●	debt of others guaranteed by Centex to the extent of the guarantee; and

●	obligations for claims under derivative products.

Indenture Events of Default

The following are events of default with respect to a series of junior subordinated debt securities:

●	failure to pay interest or any additional amounts on that series of securities for 30 days, unless Centex has validly extended the interest payment period;

●	failure to pay principal of or any premium on that series of securities when due;

●	failure to deposit any sinking fund payment for 30 days;

●
failure to comply in any material respect with any other covenant or agreement in the indenture for that series of securities (other than an agreement or covenant that is included in the indenture solely for the benefit of other series of junior subordinated debt securities) for 90 days after written notice by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding securities of that series; and

●	certain events in bankruptcy, insolvency or reorganization of Centex.

If an event of default for any series of junior subordinated debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the junior subordinated debt securities of the series affected by the default may declare the principal of those securities to be due and payable. That declaration of acceleration will occur automatically if the event of default relates to bankruptcy, insolvency or reorganization events.  The holders of a majority in principal amount of the outstanding junior subordinated debt securities of the series affected by the default may rescind the accelerated payment requirement and waive the default if Centex:

●	has cured the default; and

●
has deposited with the indenture trustee an amount sufficient to pay all matured installments of principal and any premium, except those caused by the acceleration, and any interest and additional amounts.

If required by the declaration of trust, any rescission may be subject to the consent of the holders of the trust preferred securities and common securities.

In most cases, holders of a majority in principal amount of the outstanding junior subordinated debt securities of a series may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the indenture trustee; or

●	exercising any trust or power conferred on the indenture trustee with respect to that series.

The holders of a majority in principal amount of the outstanding junior subordinated debt securities of a series may waive any past default with respect to those securities. Those holders may waive any default in the payment of principal, premium, interest or any additional amounts, however, only if Centex:

●	has cured the default; and

●
has deposited with the indenture trustee an amount sufficient to pay all matured installments of principal and any premium, except those caused by acceleration, and any interest and additional amounts.

The indenture requires Centex to file annually with the indenture trustee a certificate as to its compliance with the conditions and covenants contained in the indenture.

An event of default under the indenture for a series of junior subordinated debt securities will constitute an event of default under the declaration of trust for the applicable series of trust preferred securities. A holder of trust preferred securities may directly institute a proceeding against Centex for enforcement of payment to that holder of its pro rata share of principal, premium, interest or any additional amounts if:

●	an event of default under the applicable declaration of trust has occurred and is continuing; and

●	that event of default is attributable to Centex’s failure to pay principal, any premium, interest or additional amounts on the applicable series of junior subordinated debt securities when due.

In any such proceeding, Centex will be subrogated to the rights of the holder under the applicable declaration of trust to the extent of any payment Centex makes to the holder in the proceeding. Except as described in the preceding sentences or in the prospectus supplement, the holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.

Modification of the Indenture

Centex and the indenture trustee may amend or supplement the indenture if the holders of a majority in principal amount of the outstanding junior subordinated debt securities of all series issued under the indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each junior subordinated debt security affected, however, no amendment or supplement may:

●	extend the fixed maturity of the security;

●	reduce the principal amounts of the security;

●	reduce the rate of or extend the time for payment of interest on the security;

●	reduce any premium payable on the redemption of the security;

●	reduce the amount of securities whose holders must consent to an amendment, supplement or waiver;

●	impair the holder’s right to receive payments on the security or to institute suit for the enforcement of any payment on the security;

●	make any change in the provision for modifications relating to amendments or supplements to the indenture;

●	change any obligation to pay additional amounts on any security; or

●	impair the right of any holder to convert or exchange a security for any other security, if the securities are so convertible or exchangeable.

Centex and the indenture trustee may amend or supplement the indenture without the consent of any holders of junior subordinated debt securities:

●	to provide for the assumption of Centex’s obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

●	to add covenants, restrictions, conditions, defaults or provisions for the protection of the holders of the securities;

●	to cure any ambiguity or to correct or supplement any defect or inconsistency;

●	to change any provision of the indenture effective after there are no outstanding securities of any series entitled to the benefit of that provision;

●	to provide for the issuance of securities in coupon form;

●	to provide for the acceptance of a successor or another trustee;

●	to qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

●	to establish the form or terms of a series of securities; or

●	to make any change that does not adversely affect the rights of any holder of securities in any material respect.

Book-Entry and Settlement

Centex may issue the junior subordinated debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

●
any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated junior subordinated debt securities of the same series with the same total principal amount and the same terms;

●	the manner in which Centex will pay principal of and any premium and interest on a global debt security; and

●	the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Consolidation, Merger and Sale

Centex has agreed that it will consolidate with or merge into any entity or transfer or dispose of all or substantially all of its assets to any entity only if:

●	Centex is the continuing corporation, or

●
if Centex is not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of Centex’s obligations under the indenture and the junior subordinated debt securities, and

●	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing.

Defeasance and Discharge

When we use the term defeasance, we mean discharge from the obligations under the indenture. Centex will be discharged from its obligations with respect to the junior subordinated debt securities of a series if:

●
Centex deposits with the indenture trustee funds or government securities sufficient to make payments on the junior subordinated debt securities of that series on the dates those payments are due and payable;

●	no event of default with respect to the junior subordinated debt securities of that series has occurred and is continuing on the date of deposit;

●	no event or condition under the subordination provisions described above prevents Centex from making payments on the junior subordinated debt securities of that series on the date of the deposit; and

●	certain other conditions are satisfied.

Unless we inform you otherwise in the prospectus supplement, Centex also will be required to deliver to the indenture trustee a U.S. Internal Revenue Service ruling or an opinion of counsel that the deposit and related defeasance would not cause the holders of the junior subordinated debt securities to recognize income, gain or loss for United States federal income tax purposes.

In addition, the indenture will cease to be of further effect with respect to junior subordinated debt securities of a series when either:

●	Centex has paid the principal of, any premium and interest on and any additional amounts payable with respect to all the outstanding junior subordinated debt securities of that series when due;

●	Centex has delivered all outstanding junior subordinated debt securities of that series to the indenture trustee for cancellation; or

●	both

•
all outstanding junior subordinated debt securities of that series not delivered to the indenture trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year, and

•
Centex deposits with the indenture trustee funds or government securities sufficient to make payments on the junior subordinated debt securities of that series on the dates those payments are due and payable.

For this provision to apply, Centex also must pay all other sums payable by it under the indenture.

If Centex defeases a series of junior subordinated debt securities or if the indenture ceases to be of further effect with respect to a series of junior subordinated debt securities, the holders of those debt securities will not be entitled to the benefits of the indenture, except for those benefits relating to:

●	Centex’s obligations:

•	to register the transfer or exchange of junior subordinated debt securities;

•	to replace stolen, lost or mutilated junior subordinated debt securities;

•	to maintain paying agencies; and

•	if the junior subordinated debt securities are convertible into other securities, to deliver those securities upon conversion;

●	the rights of the holders of junior subordinated debt securities to receive payments when due (but not upon acceleration);

●	the rights, obligations and duties of the indenture trustee; and

●	the rights of the holders of junior subordinated debt securities to payment from property deposited with the indenture trustee.

Governing Law

New York law will govern the indenture and the junior subordinated debt securities.

Information About the Indenture Trustee

The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, National Association) is the trustee under the indenture.  Its address is One Wall Street, New York, New York 10286. Centex and its affiliates maintain other banking relationships in the ordinary course of business with the trustee and its affiliates.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.  The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any junior subordinated debt securities only after those holders have furnished the trustee indemnity reasonably satisfactory to it.

The indenture contains limitations on the right of the trustee, if the trustee becomes one of Centex’s creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise.  The trustee is permitted to engage in other transactions with Centex.  If the trustee acquires any conflicting interest, however, it must eliminate that conflict or resign as indenture trustee within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless that default has been cured, waived or otherwise eliminated within the 90-day period.

Assignment

Centex may at any time assign any of its rights or obligations under the indenture to an affiliate.  Centex will, however, remain liable for all its obligations.  Centex also may assign the indenture to a successor in a merger, consolidation or asset sale involving Centex permitted under the indenture.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of:

●	300,000,000 shares of common stock, par value $.25 per share; and

●	5,000,000 shares of preferred stock issuable in series.

We have summarized selected aspects of our capital stock below.  The summary is not complete.  For a complete description, you should refer to our Articles of Incorporation and By-laws, both of which are exhibits to the registration statement of which this prospectus is part.

Common Stock

Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors.  The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.  In addition, certain rights of holders of common stock may be adversely affected by the rights of holders of any preferred stock that we may issue in the future.  For information regarding restrictions on payments of dividends or such other limitations on the rights of common stockholders, see the prospectus supplement applicable to any issuance of common or preferred stock.

Common stockholders are entitled to one vote for each share held on all matters submitted to them.  The common stock does not have cumulative voting rights.  Thus, a stockholder is not entitled to a number of votes equal to his shares multiplied by the number of directors to be elected and to divide his votes among the candidates in any way he chooses.

If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions.  The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

All issued and outstanding shares of common stock are fully paid and nonassessable.  Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

The common stock is listed on the New York Stock Exchange and trades under the symbol “CTX.”

Preferred Stock

Our board of directors can, without action by stockholders, issue one or more classes or series of preferred stock.  The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations.  In some cases, the issuance of preferred stock could delay or discourage a change in control of our company.

We have summarized the material provisions of the preferred stock in this section. This summary is not complete. We will file the full provisions governing any preferred stock with the SEC before we issue any of it, and you should read any such provisions that may be important to you.

The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

●	the title of the preferred stock;

●	the maximum number of shares of the series;

●	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

●	any liquidation preference;

●	any redemption provisions;

●	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

●	any terms for the conversion or exchange of the preferred stock for other securities of our company or any other entity;

●	any voting rights; and

●	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Any shares of preferred stock we issue will be fully paid and nonassessable.

We do not have any outstanding shares of preferred stock at the date of this prospectus.

Anti-Takeover Provisions

The provisions of Nevada law and our Articles of Incorporation and By-laws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Staggered Board of Directors

Our board of directors is divided into three classes that are elected for staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors. The affirmative vote of the holders of two-thirds or more of the voting power of shares entitled to vote in the election of directors is required to remove a director.

Fair Price Provision

Our Articles of Incorporation contain a fair price provision. Certain transactions involving our company and an interested stockholder (described below), or an affiliate thereof, require the approval of both the holders of at least 66⅔% of our outstanding voting stock and the holders of a majority of our outstanding voting stock not owned by the interested stockholder.  An “interested stockholder” is any person who is the holder of 20% or more of our outstanding voting stock, is an affiliate of Centex Corporation or at any time within the two-year period prior to the transaction owned 20% or more of our outstanding voting stock, or is a transferee of any voting stock owned by an interested stockholder at any time within the two-year period prior to the transaction (except pursuant to a public offering).  Transactions with an interested stockholder requiring such approval include certain mergers, consolidations, reclassifications or recapitalizations, asset dispositions and stock issuances valued at $40 million or more, the adoption of any plan of liquidation or dissolution proposed by an interested stockholder, and any series of transactions or any agreement that would result in any of the foregoing.  The voting requirements do not apply, however, if the “disinterested directors,” as defined in our Articles of Incorporation, approve the transaction, or the transaction meets other specified fair price conditions.

Liability of Our Directors and Officers

Pursuant to Nevada law, our directors and officers will not be individually liable to Centex Corporation or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:

●	his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and

●	his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws, state or federal environmental laws or certain specified provisions of Nevada law.

Director Nominations

Our stockholders can nominate candidates for our board of directors if the stockholders follow the advance notice procedures described in our By-laws.

Generally, stockholders must submit a nomination at least 90 days prior to the anniversary of the preceding year’s annual meeting. Stockholder nominations to be acted on at a special meeting of the stockholders will generally need to be submitted by the later of 60 days prior to the date of the meeting or ten days after public disclosure was made of the date of the meeting.  The notice must include the name and address of, and the number and type of shares owned by, both the stockholder (and, if applicable, the beneficial owner on whose behalf or at whose request the nomination is being brought) and the person to be nominated, the age and occupation of the person to be nominated, a representation that the stockholder is the holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting, a description of any arrangements or understandings with respect to the nomination of directors that exist between the stockholder (or beneficial owner) and any other person, other information about the stockholder (or beneficial owner) and the nominee as may be required by the SEC and the consent of the nominee to serve as a director if elected.  The stockholder (or if applicable, the beneficial owner on whose behalf or at whose request the nomination is being sought) must also disclose any interests that the stockholder (or beneficial owner) has in any derivative instruments, arrangements or fees that allow the stockholder (or beneficial owner) to profit from any increase or decrease in value of the Centex shares or to vote any shares of any security of Centex, and any rights to receive dividends that are separated or could be separated from the Centex shares.  The notice must also include a description of all monetary and other arrangements and relationships between the stockholder (or beneficial owner) and the nominee or his or her affiliates and associates.  The nominee must also complete a questionnaire and a written statement (the forms of which will be provided by the Secretary of Centex upon request).  In the written statement the nominee must state that the nominee will, if elected, not have any conflicts of interest that would prevent the nominee from performing the duties of a director and will comply with all of Centex’s corporate governance, conflict of interest, confidentiality, stock ownership and trading policies and guidelines.  In any instance in which a stockholder must disclose information to comply with these procedures, the same information must be disclosed for any people or entities affiliated with the stockholder.

This is the only procedure for stockholders to make nominations for directors.  Director nominations that are late or that do not include all required information may be rejected.  This could prevent stockholders from making nominations for directors.

Our stockholders can propose business to be acted upon at an annual meeting of stockholders by following the advance notice procedures described in our Bylaws.

Generally, stockholders must submit notice of a business proposal at least 90 days prior to the anniversary of the preceding year’s annual meeting.  The notice must include a brief description of the business to be brought before the meeting and the reasons for conducting it at the annual meeting, and the name and address of, and the number and type of shares owned by, the stockholder giving notice (and, if applicable, the beneficial owner on whose behalf or at whose request the matter is being brought), a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting and a description of all arrangements or understandings such stockholder (or beneficial owner) has relating to such business and any material interest of the stockholder (or beneficial owner).  The stockholder (or if applicable, the beneficial owner on whose behalf or at whose request the nomination is being sought) must also disclose any interests that the stockholder (or beneficial owner) has in any derivative instruments, arrangements or fees that allow the stockholder (or beneficial owner) to profit from any increase or decrease in value of the Centex shares or to vote any shares of any security of Centex, and any rights to receive dividends that are separated or could be separated from the Centex shares.  This is the only procedure for stockholders to submit business before an annual meeting.  In any instance in which a stockholder must disclose information to comply with these procedures, the same information must be disclosed for any people or entities affiliated with the stockholder.

If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, such business shall not be transacted.

Nevada Anti-takeover Statutes

We are subject to provisions of Nevada law that provide that an acquiring person who acquires a controlling interest (as described below) in a corporation may exercise voting rights on any control shares (as described below) only if these voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at an annual or special meeting.  If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, any of our stockholders who did not vote in favor of authorizing voting rights for the control shares are entitled to payment for the fair value of his or her shares.

A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise voting power in an election of directors that falls into at least one of the following three categories:

●	at least 1/5 but not more than 1/3 of the voting power;

●	at least 1/3 but not more than a majority of the voting power; or

●	a majority of the voting power.

“Control shares” are outstanding voting shares that a person, together with persons acting in association with such person:

●	acquires or offers to acquire in an acquisition of a controlling interest; and

●	acquired during the 90-day period before such person acquired or offered to acquire a controlling interest.

In addition, Nevada law restricts our ability to engage in any combination (described below) with an interested stockholder (described below) for a period of three years following the time that the stockholder became an interested stockholder, unless the combination or the transaction by which the stockholder became interested is approved by our board of directors prior to the time the stockholder became interested.  Nevada law also prohibits us from engaging in any combination with an interested stockholder after the three-year period following the time that such stockholder became an interested stockholder unless the fair price provision in our Articles of Incorporation is complied with and at least one of the following requirements is complied with:

●	the combination or transaction by which the stockholder became interested is approved by the board of directors prior to the time the stockholder became interested;

●
pursuant to our Articles of Incorporation, the combination is approved both by the affirmative vote of least 66⅔% of the holders of the outstanding voting stock and the majority of the holders of the voting stock that is not owned by the interested stockholder, at a meeting held three years or more following the date such stockholder became interested; or

●	the combination meets the criteria of Nevada corporate statutes mandating “fair price” requirements.

A “combination” generally includes certain mergers, consolidations, reclassifications, recapitalizations, asset dispositions and stock issuances involving or proposed by an interested stockholder (or affiliate thereof), the adoption of any plan of liquidation or dissolution proposed by an interested stockholder, and the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through Centex.

An “interested stockholder” is a person who is:

●	the beneficial owner of 10% or more of our voting shares; or

●	an affiliate or associate of Centex and, at any time within the three-year period prior to the date in question, was the beneficial owner of 10% or more of our voting shares.

Our Articles of Incorporation and By-laws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board and to discourage some types of transactions that may involve actual or threatened change of control of our company.  These provisions are also designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the potential restructuring or sale of all or a part of our company.  However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company.  They may also have the effect of preventing changes in our management.

Other Provisions

Our Articles of Incorporation and By-laws also provide that:

●	special meetings of stockholders may only be called by the chairman of the board of our board of directors or a majority of our board of directors;

●	stockholders may act only at an annual or special meeting and not by written consent;

●	a 66⅔% vote of the outstanding voting stock is required for the stockholders to amend our By-laws; and

●
a 66⅔% vote of the outstanding voting stock is required for the stockholders to amend the prohibition in our Articles of Incorporation on stockholders’ ability to call a special meeting and a 66⅔% vote of both our outstanding voting stock and a majority of the voting stock held by disinterested stockholders is required to amend the fair price provision in our Articles of Incorporation.

Transfer Agent and Registrar

BNY Mellon Shareholder Services, LLC is our transfer agent and registrar.

DESCRIPTION OF STOCK PURCHASE
CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates, which we refer to herein as “stock purchase contracts.”  The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.  The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract together with either trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to herein as “stock purchase units.”  The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.  The stock purchase contracts may also require us to make periodic payments to the holders of the stock purchase units or vice-versa and such payments may be unsecured or prefunded on some basis.

The prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units.  The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.  Material United States federal income tax considerations applicable to the stock purchase contracts or the stock purchase units will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time in and outside the United States (a) to or through underwriters or dealers, (b) through agents, (c) in “at the market offerings” in accordance with Rule 415(a)(4) to or through a market maker or into an existing trading market, on an exchange, or otherwise, (d) directly to purchasers, including our affiliates through a specific bidding or auction process, or otherwise, or (e) through a combination of any of these methods. Each time the securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the terms of the offering;

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the purchase price of the securities from us;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any discounts, concessions, commissions and other items constituting compensation required by the underwriters, dealers or agents;

●	any initial public offering price;

●	any securities exchange or market on which the securities may be listed; and

●	the anticipated date of delivery of the securities.

 Sale through Underwriters or Dealers

 If we use underwriters in the sale, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale such as market prices prevailing at the time of the sale, prices related to such prevailing market prices or at negotiated prices.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

 During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, the underwriters may discontinue them at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

 Direct Sales and Sales through Agents

We may solicit directly offers to purchase the securities, and we may sell the securities directly to purchasers without the involvement of agents, underwriters or dealers.  We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will describe the terms of any direct sale or sale through agents.  If applicable, we will also name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

 Delayed Delivery Contracts

 If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Derivative Transactions and Hedging

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions.  If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others, subject to applicable legal requirements.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties.  Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make.  Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL OPINIONS

Richards, Layton & Finger, P.A., our special Delaware counsel and special Delaware counsel to the trusts, will issue opinions about the legality of the trust preferred securities, the enforceability of the applicable declaration of trust and the creation of the trusts.  Brian J. Woram, Esq., our Senior Vice President, Chief Legal Officer and General Counsel, will issue opinions about the legality of Centex’s guarantees, junior subordinated debt securities, common stock, stock purchase contracts and stock purchase units.  As of October 31, 2008, Mr. Woram beneficially owned 94,553 shares of our common stock (of which 51,078 shares are unvested restricted stock) and held options to purchase an additional 274,888 shares of our common stock, of which options covering 201,961 shares were exercisable.  If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2008, and the effectiveness of our internal control over financial reporting as of March 31, 2008, as set forth in their reports, which are incorporated by reference in this registration statement.  Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with one or more distributions of the securities registered under this registration statement.  Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.  The amounts shown are estimates of expenses for a single offering of securities under this registration statement, but do not limit the amount of securities that may be offered.  The actual amounts will vary depending upon the type and amount of securities offered.

SEC registration fee	$0	(1)
Trustee’s fees and expenses (including legal fees)	25,000
Accounting fees and expenses	50,000
Legal fees and expenses	150,000
Printing fees and expenses	10,000
Blue Sky fees and expenses (including legal fees)	50,000
Rating agency fees	150,000
Miscellaneous	200,000
Total	$635,000
________________
(1)
In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee, except for $95,025 that has already been paid with respect to $750 million aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-117470, and were not sold thereunder.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Centex Corporation (“Centex”) is a Nevada corporation.  Nevada law allows the indemnification of directors, officers, employees and agents, as described below.  The By-laws of Centex provide that the corporation shall indemnify its directors and officers to the fullest extent provided by Nevada law, and that Centex may, at the discretion of the board of directors or certain officers, indemnify employees and agents to the fullest extent provided by Nevada law.

Description of Nevada Law

Pursuant to the provisions of Nevada Revised Statutes (“NRS”) 78.7502, every Nevada corporation has authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he is found not liable pursuant to the exculpation provisions of NRS 78.138 (described below) or if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Nevada law, Centex also has the authority to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he is found not liable pursuant to the exculpation provisions of NRS 78.138 or if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.  No indemnification shall be made, however, for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent any director, officer, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the two immediately preceding paragraphs, Nevada law provides that such person must be indemnified by the corporation against expenses including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

NRS 78.751 requires that any discretionary indemnification, unless ordered by a court, must be authorized in the specific case based on a determination that such discretionary indemnification is proper under the circumstances.  Such a determination must be made by the corporation’s stockholders; its board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or under certain circumstances, by independent legal counsel.

In addition, NRS 78.138 of the Nevada General Corporation Law provides that, except as otherwise provided in Nevada law, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Centex’s Articles of Incorporation and By-laws

The By-laws of Centex provide that the corporation shall indemnify its directors and officers to the fullest extent provided by Nevada law, and that Centex may, at the discretion of the board of directors or certain officers, indemnify employees and agents to the fullest extent provided by Nevada law.  Centex’s By-laws provide that when making any such determination of whether a person is entitled to discretionary indemnification, there is a presumption that the person is entitled to indemnification and Centex has the burden of proof to overcome that presumption.  Centex is not obligated, however, to make any indemnification payments to any person (i) to the extent payment has already been received under an insurance policy or other indemnity provision, (ii) for an accounting of profits made from the purchase and sale of Centex securities under Section 16(b) of the Securities Exchange Act of 1934, or (iii) except under certain circumstances, in connection with any proceeding initiated by such person.  If the indemnification rights provided in the By-laws are not available to any person (other than as a result of exclusions contained in the By-laws), then, to the fullest extent permitted by law, Centex will make contribution payments in lieu of indemnification.

Centex has entered into indemnification agreements with its directors and certain officers, and may enter into similar agreements from time to time with certain other officers and employees of Centex and its subsidiaries who are not directors of Centex.  The general effect of the indemnification agreements is to provide that the indemnitees shall be indemnified to the fullest possible extent permitted by Nevada law, subject to certain limitations, against expenses, including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by them in any action or proceeding, including any action by or in the right of Centex, by reason of their service in the foregoing capacities.  The agreements also provide for mandatory advancement of expenses incurred in connection with any such action or proceeding and establish certain presumptions that apply in determining whether directors are entitled to indemnification.

To the fullest extent provided by law, Centex will advance expenses incurred upon an undertaking that the person will repay the advance to the extent it is ultimately determined that they are not entitled to be indemnified by Centex.

Pursuant to authority granted by Nevada law and the By-laws, Centex has purchased directors’ and officers’ liability insurance.

The foregoing summary is necessarily subject to the complete text of the statute, Articles of Incorporation, By-laws, agreements and insurance policies referred to above and is qualified in its entirety by reference thereto.

ITEM 16.	EXHIBITS*

4.1
Amended and Restated Articles of Incorporation of Centex Corporation (filed as Exhibit 3.1 to the Current Report of Centex Corporation on Form 8-K dated July 15, 2008, and incorporated herein by reference).

4.2
Amended and Restated By-laws of Centex Corporation dated October 8, 2008 (filed as Exhibit 3.1 to the Current Report of Centex Corporation on Form 8-K dated October 14, 2008, and incorporated herein by reference).

4.3
Specimen Centex Corporation common stock certificate (filed as Exhibit 4.1 to the Quarterly Report of Centex Corporation on Form 10-Q for the quarter ended September 30, 2006, and incorporated herein by reference).

4.4
Indenture with respect to Senior Debt Securities, including form of Senior Debt Security, dated as of October 1, 1998, between Centex Corporation and U.S. Bank National Association (originally executed with Chase Bank of Texas, National Association, and succeeded to by The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, National Association)), as Trustee (filed as Exhibit 4.1 to Centex Corporation’s Form 8-K dated October 21, 1998 and incorporated herein by reference).

4.5
Agreement of Resignation, Appointment and Acceptance, dated as of January 5, 2007, by and among Centex Corporation, The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, National Association) and U.S. Bank National Association (filed as Exhibit 4.1 to Centex Corporation’s Form 8-K dated March 13, 2007 and incorporated herein by reference).

4.6
Indenture with respect to Subordinated Debt Securities, including form of Subordinated Debt Security, dated as of November 5, 2008, between Centex Corporation and U.S. Bank National Association, as Trustee.

4.7
Indenture with respect to Junior Subordinated Debt Securities, including the Form of Junior Subordinated Debt Security, dated as of November 14, 2000, between Centex Corporation and The Bank of New York Mellon Trust Company, National Association (successor to The Chase Manhattan Bank), as Trustee (filed as Exhibit 4.21 to the Registration Statement (file no. 333-49966) of Centex Corporation on Form S-3, and incorporated herein by reference).

4.8	Declaration of Trust of Centex Trust I (filed as Exhibit 4.22 to the Registration Statement (file no. 333-49966) of Centex Corporation on Form S-3, and incorporated herein by reference).

4.9	Declaration of Trust of Centex Trust II (filed as Exhibit 4.23 to the Registration Statement (file no. 333-49966) of Centex Corporation on Form S-3, and incorporated herein by reference).

4.10	Removal and Appointment of Trustees of Centex Trust I.

4.11	Removal and Appointment of Trustees of Centex Trust II.
_____________________________

*
Centex will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement, including any remarketing agreement, relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, depositary shares, warrants, stock purchase contracts or stock purchase units and (iii) any required opinion of counsel to Centex as to certain tax matters relative to securities offered hereby.

4.12	Form of Amended and Restated Declaration of Trust.

4.13	Restated Certificate of Trust of Centex Trust I.

4.14	Restated Certificate of Trust of Centex Trust II.

4.15	Form of Trust Preferred Security (included in Exhibit 4.12).

4.16	Form of Centex Corporation Guarantee Agreement.

5.1	Opinion of Brian J. Woram, Esq.

5.2.1	Opinion of Richards, Layton & Finger, P.A. relating to Centex Trust I.

5.2.2	Opinion of Richards, Layton & Finger, P.A. relating to Centex Trust II.

12.1
Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Quarterly Report of Centex Corporation on Form 10-Q for the quarter ended September 30, 2008, and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Brian J. Woram, Esq. (contained in his opinion filed as Exhibit 5.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2.1 and 5.2.2).

24.1	Power of attorney of certain signatories (included in signature page of this Registration Statement).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee for Senior Debt Securities.

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee for Subordinated Debt Securities.

25.3	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee for Junior Subordinated Debt Securities.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrants hereby undertake:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)            The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period (if any), to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Centex Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, as of November 6, 2008.

CENTEX CORPORATION

By:	/s/ Timothy R. Eller
Timothy R. Eller
Chairman of the Board and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Centex Corporation, a Nevada corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), hereby constitutes and appoints Timothy R. Eller, Catherine R. Smith and Brian J. Woram, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	CAPACITY IN WHICH SIGNED	DATE

/s/ Timothy R. Eller	Chairman of the Board and Chief Executive Officer; Director	November 6, 2008
Timothy R. Eller	(Principal Executive Officer)

/s/ Catherine R. Smith	Executive Vice President and Chief Financial Officer	November 6, 2008
Catherine R. Smith	(Principal Financial Officer)

/s/ Mark D. Kemp	Senior Vice President and Controller	November 6, 2008
Mark D. Kemp	(Principal Accounting Officer)

/s/ Barbara T. Alexander	Director	November 6, 2008
Barbara T. Alexander

/s/ Ursula O. Fairbairn	Director	November 6, 2008
Ursula O. Fairbairn

SIGNATURES	CAPACITY IN WHICH SIGNED	DATE

/s/ Thomas J. Falk	Director	November 6, 2008
Thomas J. Falk

/s/ Clint W. Murchison, III	Director	November 6, 2008
Clint W. Murchison, III

/s/ Frederic M. Poses	Director	November 6, 2008
Frederic M. Poses

/s/ James J. Postl	Director	November 6, 2008
James J. Postl

/s/ David W. Quinn	Director	November 6, 2008
David W. Quinn

/s/ Matthew K. Rose	Director	November 6, 2008
Matthew K. Rose

/s/ Thomas M. Schoewe	Director	November 6, 2008
Thomas M. Schoewe

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Centex Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 6, 2008.

CENTEX TRUST I

By: Centex Corporation, as Sponsor

By:	/s/ Timothy R. Eller
Timothy R. Eller
Chairman of the Board and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Centex Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 6, 2008.

CENTEX TRUST II

By: Centex Corporation, as Sponsor

By:	/s/ Timothy R. Eller
Timothy R. Eller
Chairman of the Board and Chief Executive Officer

INDEX TO EXHIBITS*

4.1
Amended and Restated Articles of Incorporation of Centex Corporation (filed as Exhibit 3.1 to the Current Report of Centex Corporation on Form 8-K dated July 15, 2008, and incorporated herein by reference).

4.2
Amended and Restated By-laws of Centex Corporation dated October 8, 2008 (filed as Exhibit 3.1 to the Current Report of Centex Corporation on Form 8-K dated October 14, 2008, and incorporated herein by reference).

4.3
Specimen Centex Corporation common stock certificate (filed as Exhibit 4.1 to the Quarterly Report of Centex Corporation on Form 10-Q for the quarter ended September 30, 2006, and incorporated herein by reference).

4.4
Indenture with respect to Senior Debt Securities, including form of Senior Debt Security, dated as of October 1, 1998, between Centex Corporation and U.S. Bank National Association (originally executed with Chase Bank of Texas, National Association, and succeeded to by The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, National Association)), as Trustee (filed as Exhibit 4.1 to Centex Corporation’s Form 8-K dated October 21, 1998 and incorporated herein by reference).

4.5
Agreement of Resignation, Appointment and Acceptance, dated as of January 5, 2007, by and among Centex Corporation, The Bank of New York Mellon Trust Company, National Association (formerly known as The Bank of New York Trust Company, National Association) and U.S. Bank National Association (filed as Exhibit 4.1 to Centex Corporation’s Form 8-K dated March 13, 2007 and incorporated herein by reference).

4.6
Indenture with respect to Subordinated Debt Securities, including form of Subordinated Debt Security, dated as of November 5, 2008, between Centex Corporation and U.S. Bank National Association, as Trustee.

4.7
Indenture with respect to Junior Subordinated Debt Securities, including the Form of Junior Subordinated Debt Security, dated as of November 14, 2000, between Centex Corporation and The Bank of New York Mellon Trust Company, National Association (successor to The Chase Manhattan Bank), as Trustee (filed as Exhibit 4.21 to the Registration Statement (file no. 333-49966) of Centex Corporation on Form S-3, and incorporated herein by reference).

4.8	Declaration of Trust of Centex Trust I (filed as Exhibit 4.22 to the Registration Statement (file no. 333-49966) of Centex Corporation on Form S-3, and incorporated herein by reference).

4.9	Declaration of Trust of Centex Trust II (filed as Exhibit 4.23 to the Registration Statement (file no. 333-49966) of Centex Corporation on Form S-3, and incorporated herein by reference).

4.10	Removal and Appointment of Trustees of Centex Trust I.

4.11	Removal and Appointment of Trustees of Centex Trust II.

4.12	Form of Amended and Restated Declaration of Trust.

4.13	Restated Certificate of Trust of Centex Trust I.

4.14	Restated Certificate of Trust of Centex Trust II.
_____________________________

*
Centex will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement, including any remarketing agreement, relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, depositary shares, warrants, stock purchase contracts or stock purchase units and (iii) any required opinion of counsel to Centex as to certain tax matters relative to securities offered hereby.

4.15	Form of Trust Preferred Security (included in Exhibit 4.12).

4.16	Form of Centex Corporation Guarantee Agreement.

5.1	Opinion of Brian J. Woram, Esq.

5.2.1	Opinion of Richards, Layton & Finger, P.A. relating to Centex Trust I.

5.2.2	Opinion of Richards, Layton & Finger, P.A. relating to Centex Trust II.

12.1
Computation of Ratio of Earnings to Fixed Charges (filed as Exhibit 12.1 to the Quarterly Report of Centex Corporation on Form 10-Q for the quarter ended September 30, 2008, and incorporated herein by reference).

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Brian J. Woram, Esq. (contained in his opinion filed as Exhibit 5.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2.1 and 5.2.2).

24.1	Power of attorney of certain signatories (included in signature page of this Registration Statement).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee for Senior Debt Securities.

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee for Subordinated Debt Securities.

25.3	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, with respect to Trustee for Junior Subordinated Debt Securities.